Exhibit 4.1

AZZ INC.
and
UMB BANK, N.A.,
as Trustee

INDENTURE
Dated as of May 13, 2022

6.00% CONVERTIBLE SUBORDINATED NOTES DUE 2030

TABLE OF CONTENTS

i

EXHIBITS
Exhibit A    Form of Security
Exhibit B-1A    Form of Security Private Placement Legend
Exhibit B-1B    Form of Common Stock Private Placement Legend
Exhibit B-2    Form of Legend for Global Security
Exhibit B-3    Form of Original Issue Discount Legend
Exhibit C    Form of Notice of Transfer Pursuant to Registration Statement
Exhibit D    Form of Certificate of Transfer
Exhibit E    Form of Certificate of Exchange

v

AZZ INC.
Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of May 13, 2022
§ 310(a)(1)    7.09
(a)(2)    7.09
(a)(3)    Not Applicable
(a)(4)    Not Applicable
(a)(5)    7.09
(b)    7.09
§ 311(a)    7.10
(b)    7.10
(c)    Not Applicable
§ 312(a)    2.05
(b)    14.02
(c)    14.02
§ 313(a)    7.11
(b)(1)    7.11
(b)(2)    7.11
(c)    7.11
(d)    7.11
§ 314(a)    4.03, 14.01, 14.04
(b)    Not Applicable
(c)(1)    14.03
(c)(2)    14.03
(c)(3)    Not Applicable
(d)    Not Applicable
(e)    14.04
(f)    Not Applicable
§ 315(a)    7.01
(b)    7.05
(c)    7.01
(d)    7.01
(e)    6.11
§ 316(a)(last sentence)    2.09
(a)(1)(A)    6.05
(a)(1)(B)    6.04
(a)(2)    Not Applicable
(b)    6.07
(c)    2.12
§ 317(a)(1)    6.08
(a)(2)    6.09
(b)    2.04
§ 318(a)    14.17
Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE, dated as of May 13, 2022, between AZZ Inc., a Texas corporation (the “Company,” as more fully set forth in Section 1.01), and UMB Bank, N.A., a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).
Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 6.00% Convertible Subordinated Notes due 2030 (the “Securities”).
ARTICLE 1
DEFINITIONS
Section 1.01.    Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.
“Affiliate” means, with respect to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For this purpose, “control” shall mean the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise.
“Applicable Procedures” means, with respect to any transfer or exchange of or for the beneficial interests in any Global Security, the rules and procedures of the Depository that apply to such transfer or exchange.
“Attribution Parties” means, with respect to a Holder, the following Persons and entities, collectively: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing, and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
“Authorized Denomination” means, with respect to a Security, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.
“Bank Credit Agreement” means the Credit Agreement, as such Agreement has been and may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, or restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Company and whose obligations are guaranteed by the Company thereunder) all or any portion of, the Indebtedness under such Agreement or any successor agreements and includes any agreement with one or more banks or other lending institutions refinancing all or any portion of the Indebtedness under such Agreement or any successor agreements.
“Bankruptcy Custodian” means any receiver, trustee, liquidator or similar official under any Bankruptcy Law.

“Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. Federal or State law for the relief of debtors, or any analogous foreign law applicable to the Company or its Subsidiaries, as the case may be.
“Board of Directors” means the board of directors of the Company or any committee thereof authorized to act for it.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Bylaws” means the Amended and Restated Bylaws of the Company, as amended and restated on October 8, 2021.
“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case, however designated, the equity of such Person, but excluding any debt securities convertible into such equity.
“Certificate of Incorporation” means the Amended and Restated Certificate of Formation of the Company, as amended and restated on July 14, 2015.
“Close of Business” means 5:00 p.m., New York City time.
“Common Stock” means the common stock, par value $1.00 per share, of the Company at the date of this Indenture, subject to Section 10.12.
“Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.
“Company Conversion” means a conversion pursuant to Section 10.02.
“Company Conversion Date” means the Conversion Date for a Company Conversion, as provided in Section 10.02.
“Company Optional Conversion Right Conditions” will be satisfied with respect to a Company Optional Conversion Right if:
(a)    the offer and sale of such share of Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Company to remain effective and usable, by the Holder to sell such share of Common Stock, continuously during the period from, and including, the date the related Company Conversion Notice is sent to, and including, the one (1) year anniversary after the date such share of Common Stock is issued;
(b)    each share of Common Stock referred to in clause (a) above (i) will, when issued and when sold or otherwise transferred pursuant to the registration statement referred to in such clause (a) (1) be admitted for book-entry settlement through The Depository Trust Company with an “unrestricted” CUSIP number; and (2) unless sold to the Company or an Affiliate of the

Company, not be evidenced by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);
(c)    (i) the Company has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange; and
(d)    the conversion of all Securities pursuant to such Company Optional Conversion Right would not be limited or otherwise restricted by Section 10.15.
“Company Order” means a written request or order signed on behalf of the Company by an Officer and delivered to the Trustee.
“Consolidated EBITDA” has the meaning set forth in the Credit Agreement.
“Consolidated Indebtedness” has the meaning set forth in the Credit Agreement.
“Conversion Date” with respect to a Security means the date on which a Holder satisfies all the requirements for such conversion specified under Section 10.01(b).
“Conversion Notice” means a “Conversion Notice” in the form attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.
“Conversion Price” means as of any date, $1,000 divided by the Conversion Rate as of such date.
“Conversion Share Cap,” means, as of any Conversion Date, a number of shares of Common Stock equal to 19.9995% of the number of shares of Common Stock outstanding as of May 13, 2022 minus the aggregate number of shares of Common Stock previously issued in settlement of conversions of the Securities. The Conversion Share Cap will be adjusted at the same time and in the same manner as the Conversion Price as provided in Article 10.
“Conversion Rate” shall initially be 58.3000, subject to adjustment as provided in Article 10.
“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time this Indenture shall be administered, which office as of the date hereof is located at UMB Bank, N.A., 5555 San Felipe, Suite 870, Houston, Texas 77056 Attention: Corporate Trust Services. With respect to presentation for transfer or exchange, conversions or principal payment, such address shall be UMB Bank, N.A., 5555 San Felipe, Suite 870, Houston, Texas 77056, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by written notice to the Holders and the Company).
“Credit Agreement” means that certain Credit Agreement by and between the Company, the lenders from time to time party thereto, the L/C Issuers from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent, dated as of May 13, 2022, as it may be amended, supplemented or otherwise modified from time to time.

“Daily VWAP” means, for each Trading Day during the relevant period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AZZ <equity> AQR”(or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Designated Senior Indebtedness” means (i) Indebtedness under the Bank Credit Agreements, including all Obligations (as defined in the Credit Agreement, or any similar term under, and as defined in, any other Bank Credit Agreement) and (ii) Indebtedness constituting Senior Indebtedness which, at the time of its determination, (A) has an aggregate principal amount of at least $150 million and (B) is specifically designated in the instrument evidencing such Senior Indebtedness as “Designated Senior Indebtedness” by the Company.
“Depository” means The Depository Trust Company, its nominees and successors.
“Dividend Junior Securities” means any equity securities issued by the Company, the terms of which would result in such securities ranking junior to the Series A Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Securities includes the Common Stock. For the avoidance of doubt, Dividend Junior Securities will not include any securities of the Company’s Subsidiaries.
“Dividend Parity Securities” means any equity securities issued by the Company (other than the Series A Convertible Preferred Stock issuable in the Exchange) the terms of which would result in such securities ranking equally with the Series A Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Parity Securities will not include any securities of the Company’s Subsidiaries.
“Dividend Senior Securities” means any equity securities issued by the Company the terms of which would result in such securities ranking senior to the Series A Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Senior Securities will not include any securities of the Company’s Subsidiaries.
“Ex Date” means the first date on which the Common Stock trades on the Relevant Stock Exchange, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of Common Stock on the Relevant Stock Exchange (in the form of due bills or otherwise) as determined by the Relevant Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Fundamental Change” means any of the following events, whether in a single transaction or a series of related transactions:
(a)    a “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, files (or is required to file) any report with the SEC indicating that such person or group, has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Company’s Common Stock in a transaction or series of related transactions;
(b)    the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) a majority of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange, combination, reclassification or recapitalization of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction, will be deemed not to be a Fundamental Change pursuant to this clause (b); or
(c)    neither shares of Common Stock nor shares of any other Capital Stock into which the Securities are convertible are listed for trading on any United States national securities exchange or all such shares cease to be traded in contemplation of a de-listing (other than as a result of a transaction described in clause (b) above); or
(d)    the adoption of a plan relating to the liquidation or dissolution of the Company; or
(e)    the Company becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action for the purpose of effecting, in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment.
For the purposes of this definition, whether a Person is a “beneficial owner”, whether shares are “beneficially owned”, and percentage beneficial ownership, will be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.
“Fundamental Change Repurchase Price” means an amount in cash equal to the greater of (i) the as-converted value that such Holder would have received had such Holder, immediately prior to such Fundamental Change, converted the principal amount of such

Securities into Common Stock pursuant to Section 10.01 or (ii) the Redemption Amount (calculated as of the date of the Fundamental Change).
“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder or any successor provision thereto.
“Holder” means a Person in whose name a Security is registered on the Registrar’s books.
“Indebtedness” has the meaning set forth in the Credit Agreement.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.
“Interest Payment Date” means June 30 and December 31 of each year, beginning on June 30, 2022.
“Investor Securities” means (a) any Restricted Global Securities identified by CUSIP number 002474 AA2 and ISIN number US002474AA27 pursuant to Section 2.13, (b) any Unrestricted Global Securities identified by CUSIP number 002474 AB0 and ISIN number US002474AB00 pursuant to Section 2.13, (c) any Physical Securities held in the name of any member of the Sponsor Group (as defined in the Securities Purchase Agreement) and (d) any temporary Securities issued in exchange for or in lieu of the Securities referred to in clauses (a), (b) or (c) in which one or more members of the Sponsor Group has a beneficial interest.
“Issue Date” means May 13, 2022.
“Knowledge” means the actual knowledge of a Responsible Officer of the Company.
“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Company selects.
“Liquidation Junior Securities” means any equity securities issued by the Company, the terms of which would result in such securities ranking junior to the Series A Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Securities includes the Common Stock. For the avoidance of doubt, Liquidation Junior Stock will not include any securities of the Company’s Subsidiaries.
“Liquidation Parity Securities” means any equity securities issued by the Company (other than the Series A Convertible Preferred Stock issuable in the Exchange) the terms of which would result in such securities ranking equally with the Series A Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Parity Securities will not include any securities of the Company’s Subsidiaries.
“Liquidation Senior Securities” means any equity securities issued by the Company, the terms of which would result in such securities ranking senior to the Series A Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Senior Securities will not include any securities of the Company’s Subsidiaries.
“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Common Stock on the date on which the relevant transaction is consummated pursuant to Section 4.08(d) multiplied by (ii) (x) the arithmetic mean of the Last Reported Sale Price of the Common Stock for the twenty (20) consecutive Trading Days ending on, and including, the Trading Day immediately before the date on which the relevant transaction is consummated or (y), at the election of the Company, the Last Reported Sale Price of the Common Stock for the date on which the definitive agreement for the relevant transaction is executed.
“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Maturity Date” means June 30, 2030.
“Net Debt” means Consolidated Indebtedness minus unrestricted cash.
“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Revenue Officer, the General Counsel, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary, or any Assistant Treasurer or Assistant Secretary of the Company.
“Officers’ Certificate” means a certificate signed by (i) by the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Revenue Officer, the General Counsel or any of the Executive Vice Presidents or Senior Vice Presidents of the Company, and (ii) by the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any of the Vice Presidents of the Company, delivered to the Trustee.
“Open of Business” means 9:00 a.m., New York City time.
“Opinion of Counsel” means a written opinion that meets the requirements of Section 14.04 from legal counsel who may be an employee of or counsel for the Company, or other counsel, including counsel for the transferor or transferee, who is reasonably acceptable to the Trustee.
“Optional Conversion” means the conversion of any Security other than pursuant to a Company Conversion.

“Permitted Junior Securities” means Capital Stock in the Company; or unsecured debt securities of the Company that are subordinated to all Designated Senior Indebtedness (and any debt securities issued in exchange for Designated Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Securities are subordinated to Senior Indebtedness pursuant to this Indenture.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.
“Physical Security” means permanent certificated Securities in registered non-global form issued in Authorized Denominations.
“Prior Interest Payments” means, as of the date of determination, with respect to a Security, any prior interest payments or other cash payments made in respect of such Security.
“record date” means, unless the context requires otherwise, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
“Record Date” for interest payable in respect of any Security on any Interest Payment Date means, the June 15 or December 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.
“Redemption Convertibility Conditions” will be satisfied with respect to an Optional Redemption if:
(a)    unless a Fundamental Change has occurred and (x) the Company has ceased to be listed or admitted for trading on any of The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors) and (y) the Common Stock has ceased to be registered under Section 12 of the Exchange Act or the Company has otherwise validly filed a Form 15 with respect to the Common Stock (in which case this clause (a) will not apply):
(i)    the offer and sale of any shares of Common Stock that would be issued upon the exercise of an Optional Conversion with respect to the Securities subject to such Redemption by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is, at the time of such determination, reasonably expected by the Company to remain effective and usable, by the Holder to sell such share of Common Stock, continuously during the period from, and including, the Redemption Notice Date to, and including, the one (1) year anniversary after the date such share of Common Stock is issued;
(ii)    each share of Common Stock referred to in clause (a)(i) above (A) will, when issued and when sold or otherwise transferred pursuant to the registration statement referred to in such clause (a)(i) (1) be admitted for book-entry settlement through The Depository Trust Company with an “unrestricted” CUSIP number; and (2) unless sold to the Company or an Affiliate of the

Company, not be evidenced by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (B) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);
(iii)    (A) the Company has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (a)(ii)(B) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (B) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange; and
(b)    the conversion of all Securities subject to such Optional Redemption would not be limited or otherwise restricted by Section 10.15 or Section 10.16.
“Redemption Price” means, with respect to an amount of Securities being redeemed, an amount, determined by the Company, in cash equal to the greater of (a) the principal amount of such Securities plus accrued and unpaid interest and (b) the sum of (i) the product of (x) the principal amount of the Securities being redeemed multiplied by (y) the Return Factor as of the Redemption Date minus (ii) the cumulative amount of Prior Interest Payments paid in respect of such Securities prior to such Redemption Date for such Optional Redemption (such greater amount, the “Redemption Amount”).
“Relevant Stock Exchange” means The New York Stock Exchange or, if the Common Stock (or other security for which the Last Reported Sale Price must be determined) is not then listed on The New York Stock Exchange, the principal other U.S. national securities exchange or market on which the Common Stock (or such other security) is then listed.
“Repurchase Notice” means a “Repurchase Notice” in the form attached as Attachment 3 to the form of Security attached hereto as Exhibit A.
“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.
“Restricted Global Security” means a Global Security that bears the Security Private Placement Legend.
“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act until such time as such Security is freely tradable by a Person who is not (and has not been for the three months preceding the applicable transfer) an “affiliate” (as defined in such rule) pursuant to such rule. Each of the Securities issued on the Issue Date that bear the Security Private Placement Legend shall be Restricted Securities as of the Issue Date.
“Return Factor” means 140%, and such percentage shall increase (a) on the second anniversary of the Issue Date and on each anniversary of the Issue Date thereafter until (and including) the fifth anniversary by 15 percentage points on each such anniversary, (b) on the second anniversary of the Issue Date by an additional 15 percentage points if (i) the Company’s ratio of Net Debt to Consolidated EBITDA on the second anniversary of the Issue Date is greater than 3.5-to-1 and (ii) between the Issue Date and the second anniversary of the Issue Date, the Company has not consummated dispositions of assets that, in the aggregate, resulted in proceeds in excess of $200,000,000, and (c) on the sixth anniversary of the Issue Date and on each anniversary of the Issue Date thereafter by 20 percentage points on each such anniversary. For reference, an illustrative table setting forth the “Return Factor” is included as Schedule A.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not listed on any U.S. national securities exchange, “Scheduled Trading Day” means a Business Day.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Securities Agent” means any Registrar, Paying Agent or Conversion Agent.
“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of May 13, 2022, by and between the Company and BTO Pegasus Holdings DE L.P. The Trustee shall be deemed to have no knowledge of the terms of the Securities Purchase Agreement or any duty to monitor any party’s compliance therewith.
“Senior Indebtedness” means the principal of (and premium, if any) and interest on all Indebtedness of the Company whether created, incurred or assumed before, on or after the date of this Indenture; provided that such Senior Indebtedness shall not include (i) Indebtedness of the Company that, when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, was without recourse, (ii) any other Indebtedness or obligation of the Company which by the terms of the instrument creating or evidencing the same are specifically designated as not being senior in right of payment to the Securities; (iii) the portion of any Indebtedness incurred in violation of this Indenture; (iv) any obligations of the Company to any of its Subsidiaries; (v) any liability for federal, state, foreign, local or other taxes owed or owing by the Company; (vi) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities); and (vii) Capital Stock of the Company.
“Series A Convertible Preferred Stock” means the Company’s Series A Convertible Preferred Stock, par value $1.00 per share.
“Significant Subsidiary” means any Subsidiary of a Person that would be a “Significant Subsidiary” of the Person within the meaning of Article 1, Rule 1-02(w) under Regulation S-X under the Exchange Act.
“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“TIA” means the Trust Indenture Act of 1939, as amended and in effect from time to time.
“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.
“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.
“Unrestricted Global Security” means a Global Security that does not bear the Security Private Placement Legend.
“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.
Section 1.02.    Other Definitions.

Term	Defined in Section
“Applicable Indebtedness”	1.01 (Definition of “Weighted Average Life to Maturity”)
“Authorized Officers”	14.01(c)
“Certificate of Designations”	4.07
“Clause A Distribution”	10.07(c)
“Clause B Distribution”	10.07(c)
“Clause C Distribution”	10.07(c)
“Common Stock Private Placement Legend”	2.17(b)
“Company Conversion Notice”	10.02(b)
“Company Conversion Notice Date”	10.02(a)
“Company Exchange Notice”	4.07
“Company Optional Conversion Right”	10.02(a)
“Company Shareholder Approval”	4.07
“Company’s Filing Obligations”	6.01(j)
“Conversion Agent”	2.03

“Conversion Obligation”	10.01(a)
“Distributed Property”	10.07(c)
“Electronic Means”	14.01(c)
“Event of Default”	6.01
“Exchange”	4.07
“Exchange Date”	4.07
“Excess Shares”	10.15
“Fundamental Change Notice”	3.01(b)
“Fundamental Change Repurchase Date”	3.01(a)
“Fundamental Change Repurchase Right”	3.01(a)
“Global Securities”	2.01
“Holder Parties”	10.15
“Initial Dividend Threshold”	10.07(d)
“Instructions”	14.01(c)
“Maximum Percentage”	10.15
“Merger Event”	10.12
“Optional Redemption”	13.01
“Participants”	2.15(a)
“Paying Agent”	2.03
“Redemption Amount”	1.01 (Definition of “Redemption Price”)
“Redemption Date”	13.02(a)
“Redemption Notice”	13.02(a)
“Redemption Notice Date”	13.02(a)
“Reference Property”	10.12
“Refinancing”	4.08(c)
“Registrar”	2.03
“Required Exchange Right”	4.07
“Reinstated Securities”	10.15
“Reported Outstanding Share Number”	10.15
“Repurchase Upon Fundamental Change”	3.01(a)
“Resale Restriction Termination Date”	2.17(a)
“Securities”	Preamble
“Security Private Placement Legend”	2.17(a)
“Special Interest”	6.01(j)
“Spin-Off”	10.07(c)
“Trigger Event”……………………………………	10.07(c)
“Valuation Period”…………………………………	10.07(c)

Section 1.03.    Rules of Construction. Unless the context otherwise requires:

(i)    a term has the meaning assigned to it;
(ii)    an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time;
(iii)    “or” is not exclusive;
(iv)    “including” means “including without limitation”;
(v)    words in the singular include the plural and in the plural include the singular;
(vi)    provisions apply to successive events and transactions;
(vii)    the term “principal” means the principal of any Security payable under the terms of such Securities, unless the context otherwise requires;
(viii)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture;
(ix)    references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise; and
(x)    any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified.
Section 1.04.    Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Securities.
“indenture security holder” means a holder of the Securities.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.
All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.
Section 1.05.    References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Security in this Indenture shall be deemed to include Special Interest if, in such context Special Interest is, was or would be payable. Unless the context otherwise requires, any express mention of Special Interest in any provision hereof shall not be construed as excluding Special Interest, as the case may be, in those provisions hereof where such express mention is not made.
ARTICLE 2
THE SECURITIES
Section 2.01.    Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that such notations, legends or endorsements are in a form acceptable to the Company. Each Security shall be dated the date of its authentication.
So long as the Securities, or portion thereof, are eligible for book-entry settlement with the Depository, unless otherwise required by law, subject to Section 2.15, such Securities may be represented by one or more Securities in global form registered in the name of the Depository or the nominee of the Depository (“Global Securities”). The transfer and exchange of beneficial interests in any such Global Securities shall be effected through the Depository in accordance with this Indenture and the Applicable Procedures. Except as provided in Section 2.15, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive Physical Securities and such beneficial owners will not be considered Holders of such Global Security.
(a)    Securities. The Securities shall be issued initially in the form of Global Securities and, if applicable, bearing any legends required by Section 2.17. Physical Securities may be issued in exchange for Global Securities solely pursuant to Section 2.15. Physical Securities may be exchanged for interests in a Global Security pursuant to Section 2.06.
(b)    Global Securities Generally. Any Global Securities shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the custodian for the Global Security, at the written direction of the Trustee, in such manner and upon instructions given by the Holder of such Securities in accordance with this Indenture. Payment of principal of, and interest on, any Global Securities (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) shall be made to the Depository in immediately available funds. The Company initially appoints the Trustee to act as the Depository’s custodian with respect to the Global Securities. The Company has entered into a letter of representations with the Depository in the form provided by the Depository and the Trustee and each Securities Agent are hereby authorized to act in accordance with such letter and the Applicable Procedures.
Section 2.02.    Execution and Authentication. One duly authorized Officer shall sign the Securities for the Company by manual, electronic or facsimile signature.
A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

A Security shall not be valid until duly authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
Upon a Company Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $240,000,000 on the Issue Date. The aggregate principal amount of Securities outstanding at any time may not exceed $240,000,000, subject to the immediately succeeding paragraph and except for Securities authenticated and delivered in lieu of lost, destroyed or wrongfully taken Securities pursuant to Section 2.07.
The Company may not, without the consent of Holders of one hundred percent (100%) in aggregate principal amount of the outstanding Securities, increase the aggregate principal amount of Securities by issuing additional Securities in the future (except for Securities authenticated and delivered upon registration of transfer or exchange for or in lieu of other Securities pursuant to Sections 2.06, 2.07, 2.10, 2.15, 2.16, 2.17, 3.01(h) and 10.03(f)).
Upon a Company Order, the Trustee shall authenticate Securities, including Securities not bearing the Security Private Placement Legend, to be issued to the transferees when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.16(b) or when not otherwise required under this Indenture to bear the Security Private Placement Legend.
The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent so appointed has the same rights as a Securities Agent to deal with the Company and its Affiliates.
If a Company Order pursuant to this Section 2.02 is delivered, then any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security that is a Global Security shall be in writing. The Securities shall be issuable only in registered form without interest coupons and only in Authorized Denomination.
Section 2.03.    Registrar, Paying Agent and Conversion Agent. The Company shall maintain, or shall cause to be maintained, (i) an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency where Securities may be presented for payment (“Paying Agent”) and (iii) an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents, subject to providing written notification to the Trustee of any such new registrar, paying agent or conversion agent, and may act in any such capacity on its own behalf. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.
The Company shall use reasonable best efforts to enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture, if any. Such agency agreement, if any, shall implement the provisions of this Indenture that relate to such Securities Agent. The Company shall notify the Trustee in writing of the name and address of any Securities Agent not a party to this Indenture. If the Company fails to maintain an entity other than the Trustee as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.
Section 2.04.    Paying Agent to Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee in writing of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds so paid by it. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent; provided that the Company may not act as Paying Agent upon the occurrence and continuance of an Event of Default. Upon an Event of Default pursuant to Section 6.01(h) or (i), the Trustee shall automatically become the Paying Agent.
Section 2.05.    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish, or shall cause to be furnished, to the Trustee at least five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders appearing in the security register of the Registrar and the Company shall otherwise comply with Section 312(a) of the TIA.
Section 2.06.    Transfer and Exchange. (a) Subject to Section 2.15 and Section 2.16, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements under this Indenture for such transaction are met. To permit registrations of such transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request or upon the Trustee’s receipt of a Company Order therefor. The Company, the Registrar or the Trustee, as the case may be, shall not be required to register the transfer or exchange of any Security for which a Repurchase Notice or a notice of redemption pursuant to Article 13 has been delivered, and not withdrawn, in accordance with this Indenture, except if the Company has defaulted in the payment of the Fundamental Change Repurchase Price or the Redemption Price with respect to such Security or to the extent that a portion of such Security is not subject to such Repurchase Notice or notice of redemption.
No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company and the Trustee may require payment of a sum sufficient to cover any documentary, stamp, issue or transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Section 2.07, Section 2.10, Section 3.01, Section 9.04 or Section 10.03, in each case, not involving any transfer.
(b)    Exchanges of Physical Securities for Beneficial Interests in Global Securities. A Holder may request a transfer or exchange of a Physical Security for a beneficial interest in a Global Security and the Company shall use commercially reasonable efforts to cause the Physical Securities to be eligible for book-entry settlement with the Depository, if upon such transfer or exchange such interest could be held in an Unrestricted Global Security. If and when the Company is successful in causing the Physical Securities to be eligible for book-entry settlement with the Depository a holder may transfer or exchange a Physical Security for a beneficial interest in a Global Security by (i) surrendering such Physical Security for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02; (ii) if such Physical Security is a Restricted Security, delivering any documentation required by Section 2.16; (iii) complying with Section 2.16(e), if applicable, (iv) satisfying all other requirements for such transfer set forth in this Section 2.06 and Section 2.15; and (v) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Security to reflect an increase in the aggregate principal amount of the Securities represented by such Global Security, which instructions will contain information regarding the Depository account to be credited with such increase. Upon the satisfaction of conditions (i), (ii), (iii), (iv) and (v), as applicable, the Trustee will upon receipt of a Company Order cancel such Physical Security and cause, in accordance with the Applicable Procedures, the aggregate principal amount of Securities represented by such Global Security to be increased by the aggregate principal amount of such Physical Security, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Security. If no Global Securities are then outstanding, the Company, in accordance with Section 2.02, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.02, will authenticate, a new Global Security in the appropriate aggregate principal amount.
Section 2.07.    Replacement Securities. If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate, at the Holder’s expense, a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Security, if required by the Trustee or the Company, indemnity (including in the form of a bond) must be provided by the Holder that is reasonably satisfactory to the Trustee (with respect to the Trustee) and the Company to indemnify and hold harmless the Company, the Trustee or any Securities Agent from any loss that any of them may suffer if such Security is replaced.
In case any such mutilated, lost, destroyed or wrongfully taken Security has become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amounts due in respect of such Security as provided hereunder.
Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.
Section 2.08.    Outstanding Securities. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.
If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.
If the Paying Agent (in the case of a Paying Agent other than the Company) holds, as of 11:00 a.m. New York City time on a Fundamental Change Repurchase Date, Redemption Date or the Maturity Date, money sufficient to pay the aggregate Fundamental Change Repurchase Price, Redemption Price or principal amount (plus accrued and unpaid interest, if any), as the case may be, with respect to all Securities to be repurchased or paid on such Fundamental Change Repurchase Date, Redemption Date or the Maturity Date, as the case may be, in each case, payable as herein provided on such Fundamental Change Repurchase Date, Redemption Date or the Maturity Date, then (unless there shall be a Default in the payment of such aggregate Fundamental Change Repurchase Price, Redemption Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed to be paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Fundamental Change Repurchase Price, Redemption Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest in accordance with this Indenture. For the avoidance of doubt, any Securities that are not submitted by a Holder for a Repurchase Upon Fundamental Change pursuant to Section 3.01 or subject to a Redemption pursuant to the Company’s Optional Redemption Right Pursuant to Article 13 shall remain outstanding and shall be unaffected by this paragraph.
If a Security is converted in accordance with Article 10 then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable and/or deliverable hereunder upon such conversion (except that any such Security will remain outstanding solely for the purpose of receiving any interest or other amounts due following such conversion as set forth in this Indenture).
Section 2.09.    Securities Held by the Company or an Affiliate. In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an Affiliate of any such other obligor. In case of a dispute as to whether the pledgee has established the foregoing, any decision by the Trustee taken upon the advice of counsel shall provide full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination. Notwithstanding Section 316(a)(1) of the TIA (which, for the avoidance of doubt, shall not apply to this Indenture until this Indenture is qualified under the TIA) or anything herein to the contrary, to the fullest extent permitted by law, no Investor Securities shall be deemed to be owned by the Company or any of its Subsidiaries or Affiliates for purposes of this Indenture, the Securities and any direction, waiver or consent with respect thereto.
Section 2.10.    Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order therefor, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order therefor, shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.
Section 2.11.    Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedure for the disposal of cancelled securities.
Section 2.12.    Defaulted Interest. If, and to the extent, the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the regular rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the Persons who are Holders on a subsequent special record date. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment. The Company shall fix such special record date and payment date. At least fifteen (15) calendar days before the special record date, the Company shall send to Holders a notice that states the special record date, payment date and amount of interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this Section 2.12.
Section 2.13.    CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; and provided further that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.
On the Issue Date, the Securities shall initially bear the CUSIP and ISIN numbers set forth in the following sentence. The CUSIP and ISIN numbers for the Investor Securities that are Restricted Global Securities shall be 002474 AA2 and US002474AA27, respectively; the CUSIP and ISIN numbers for the Investor Securities that are Unrestricted Global Securities shall be 002474 AB0 and US002474AB00, respectively.
Section 2.14.    Deposit of Moneys. Prior to 11:00 a.m., New York City time, on each Interest Payment Date, the Maturity Date, any Fundamental Change Repurchase Date or any Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such Interest Payment Date, the Maturity Date, such Fundamental Change Repurchase Date or such Redemption Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, the Maturity Date, such Fundamental Change Repurchase Date or such Redemption Date, as the case may be.
If any Interest Payment Date, the Maturity Date, any Fundamental Change Repurchase Date or any Redemption Date falls on a date that is not a Business Day, the payment due on such Interest Payment Date, the Maturity Date, such Fundamental Change Repurchase Date or such

Redemption Date, as the case may be, shall be postponed until the next succeeding Business Day, and no interest or other amount shall accrue as a result of such postponement.
Section 2.15.    Book-Entry Provisions for Global Securities. (a) Global Securities initially shall (i) be registered in the name of the Depository, its successors or their respective nominees, (ii) be delivered to the Trustee as custodian for the Depository, its successors or their respective nominees, as the case may be, and (iii) bear the legends such Global Securities are required to bear under Section 2.17.
Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository (or its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever; provided, however, that each Investor Security that is a Global Security shall be subject to the rights under Section 9.02 and Section 10.03(c) of the beneficial owners of such Investor Security. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Securities Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
(b)    Except as otherwise set forth in this Section 2.15 or Section 2.16, transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. In addition, one or more Physical Securities shall be transferred to each owner of a beneficial interest in a Global Security, as identified by the Depository, in exchange for its beneficial interest in the Global Securities if (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as depository for any Global Security, or the Depository ceases to be a “clearing agency” registered under Section 17A of the Exchange Act, and, in either case, a successor Depository is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the beneficial owner (via the Depository) of the relevant Securities to issue Physical Securities. For the avoidance of doubt, if any event described in clause (i) of the immediately preceding sentence occurs, any owner of a beneficial interest in any Global Security will be entitled to receive one or more Physical Securities in exchange for its beneficial interest or interests in the Global Securities, and if any event described in clause (ii) of the immediately preceding sentence occurs, only the beneficial owner that has made a written request to the Registrar (via the Depository) will be entitled to receive one or more Physical Securities in exchange for its beneficial interest or interests in the Global Securities. The Company may also exchange beneficial interests in a Global Security for one or more Physical Securities registered in the name of the owner of beneficial interests if the Company and the owner of such beneficial interests agree to so exchange.
(c)    The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as, to the extent applicable, the other provisions of this Section 2.15(c) that follow:
(i)    Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security (or a Restricted Global Security with the same CUSIP number) in accordance with the transfer restrictions set forth in the Security Private Placement Legend. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this clause (i).
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of a beneficial interest in a Global Security that are not addressed by Section 2.15(c)(i), there must be delivered (A) such instruction or order from a Participant or an Indirect Participant to the Depository, as may be required by the Applicable Procedures, directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in a Global Security contained in this Indenture, the Trustee shall adjust the principal amount of the Global Securities pursuant to Section 2.15(d).
(iii)    Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of this Section 2.15(c) and the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder substantially in the form of Exhibit E; or
(B)    if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit D;
and, in each such case set forth in this clause (iii), if the Company or the Registrar so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that no registration under the Securities Act is required in connection with such exchange or transfer of beneficial interests to the relevant Person or in connection with any re-sales of the beneficial interests in the Unrestricted Global Security that are beneficially owned by such Person on the date of such opinion.
Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.
(iv)    Transfer and Exchange of Beneficial Interests in one Restricted Global Security for Beneficial Interests in another Restricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in a Restricted Global Security with a different CUSIP or different legends or transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security with a different CUSIP or different legends if the exchange or transfer complies with the requirements of this Section 2.15(c) and the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in a Restricted Global Security with a different CUSIP or different legends, a certificate from such Holder substantially in the form of Exhibit E; or
(B)    if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in a Restricted Global Security with a different CUSIP or different legends, a certificate from such holder in the form of Exhibit D.
Notwithstanding the foregoing or anything to the contrary provided herein, a holder of a beneficial interest in a Security that is not an Investor Security may not exchange or transfer such beneficial interest for a beneficial interest in an Investor Security.
(d)    At such time as all beneficial interests in a particular Global Security have been exchanged for Physical Securities or a particular Global Security has been repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Physical Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
(e)    In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon receipt of a Company Order authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.
(f)    Any Physical Security delivered in exchange for an interest in a Global Security pursuant to Section 2.15(b), shall bear the same legend(s), if any, from Exhibit B-1A that are borne by the relevant Global Security, except to the extent the requirements of Section 2.15(c)(iii) or Section 2.15(c)(iv) are satisfied with respect to the removal or addition of any legend, mutatis mutandis for the fact that a Physical Security is being issued rather than a beneficial interest in a Global Security.
(g)    The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.
(h)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on the transfer of any interest in any Securities imposed under this Indenture or under applicable law (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(i)    Neither the Trustee nor any Securities Agent shall have any responsibility for any actions taken or not taken by the Depository.
(j)    No service charge shall be made to or by a holder of a beneficial interest in a Global Security or to or by a Holder of a Physical Security for any registration of transfer or exchange.
(k)    All Global Securities and Physical Securities issued upon any registration of transfer or exchange of Global Securities or Physical Securities shall evidence the same debt of the Company and be entitled to the same benefits under this Indenture, as the Global Securities or Physical Securities surrendered upon such registration of transfer or exchange.
(l)    Prior to due presentment for the registration of a transfer of any Security, the Trustee and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and, subject to Section 2.09, for all other purposes, and neither of the Trustee or the Company shall be affected by notice to the contrary.
(m)    Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Securities of any authorized denomination or denominations of a like aggregate principal amount.
(n)    At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency. Whenever any Global Securities or Physical Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and send, the replacement Global Securities and Physical Securities which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.
(o)     Neither the Trustee nor any Securities Agent shall have any responsibility or obligation to any beneficial owner of an interest in the Global Securities, an agent member of, or a participant in, the Depository or other person with respect to the accuracy of the records of the Depository or its nominees or of any Participant or member thereof, with respect to any ownership interest in the Global Securities or with respect to the delivery to any Participant, agent member, beneficial owner or other Person (other than the Depository) of any notice or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. The rights of beneficial owners in any Global Securities shall be exercised only through the Depository, subject to its applicable rules and procedures. The Trustee and each agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its agent members, Participants and any beneficial owners.
Section 2.16.    Special Transfer Provisions. (a) Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.15(b), a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
(b)    Upon the transfer, exchange or replacement of Securities not bearing the Security Private Placement Legend, unless the Company notifies the Trustee in writing otherwise, the Trustee shall deliver Securities that do not bear the Security Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Security Private Placement Legend, the Trustee shall deliver only Securities that bear the Security Private Placement Legend unless (i) the requested transfer, exchange or replacement is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee and the Company an Opinion of Counsel reasonably satisfactory to the Company and addressed to the Company to the effect that no registration under the Securities Act is required in connection with such transfer, exchange or replacement of such Securities in connection with any re-sales of such Securities on the date of such opinion or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar a notice in the form of Exhibit C hereto.
(c)    By its acceptance of any Security or any Common Stock bearing the Security Private Placement Legend or the Common Stock Private Placement Legend, each holder thereof acknowledges the restrictions on transfer of such security set forth in this Indenture and in the Security Private Placement Legend or Common Stock Private Placement Legend, as applicable, and agrees that it will transfer such security only as provided in this Indenture and as permitted by applicable law.
The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 in accordance with its customary document retention policies. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
(d)    The Company may, to the extent permitted by law, purchase the Securities in the open market or by tender offer at any price or by private agreement without giving prior notice to Holders. The Company may, at its option, surrender to the Trustee for cancellation any Securities the Company purchases in this manner. Securities surrendered to the Trustee for cancellation may not be reissued or resold and shall be promptly cancelled pursuant to Section 2.11.
(e)    Any Physical Securities that are purchased or owned by the Company, any Subsidiary of the Company or any other Affiliate of the Company or its Subsidiaries may not be resold by the Company, such Subsidiary or such Affiliate in a transaction in which the transferee takes its interest in the form of a beneficial interest in a Global Security unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities no longer being Restricted Securities.
Section 2.17.    Restrictive Legends.
(a)    Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the “Security Private Placement Legend”) as set forth in Exhibit B-1A on the face thereof until the date such Securities no longer constitute Restricted Securities as reasonably determined by the Company in good faith and evidenced by an Officers’ Certificate (such date, the “Resale Restriction Termination Date”).

No transfer of any Security prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box has been checked on the Form of Assignment attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.
Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, on or after the Resale Restriction Termination Date, upon surrender of such Security for exchange to the Trustee in accordance with the provisions of this Article 2, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Security Private Placement Legend required by this Section 2.17(a) and shall not be assigned a restricted CUSIP number. In addition, on and after the Resale Restriction Termination Date, upon the request of any Holder and upon surrender of its Security for exchange, the Company shall exchange a Physical Security with the Security Private Placement Legend for a Physical Security without Security Private Placement Legend so long as the Holder covenants to the Company that it will offer, sell, pledge or otherwise transfer such Security in compliance with the Securities Act. The Company shall be entitled to instruct the Trustee in writing to cancel any Global Security as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Trustee shall provide evidence of cancellation of such Global Security; and any new Global Security exchanged therefor shall not bear the Security Private Placement Legend specified in this Section 2.17(a) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Securities or any Common Stock issued upon conversion of the Securities has been declared effective under the Securities Act.
(b)    Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Security, if any, shall, if such shares constitute Restricted Securities at their time of issuance, bear the legend (the “Common Stock Private Placement Legend”) as set forth in Exhibit B-1B unless such Common Stock have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or have been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing.
(c)    Each Global Security shall also bear the legend as set forth in Exhibit B-2.
(d)    Each Security issued with “original issue discount” for United States federal income tax purposes shall also bear the legend as set forth in Exhibit B-3.
ARTICLE 3
REPURCHASE AT OPTION OF HOLDER
Section 3.01.    Repurchase at Option of Holder Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Securities (or any portion thereof in an Authorized Denomination), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which shall be no later than the effective date of the Fundamental Change (subject to extension by the Company in the event of a change in the anticipated effective date of such Fundamental Change), at a price, payable in cash, equal to the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, subject to satisfaction of the following conditions:

(i)    delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Repurchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:
(A)    the certificate number(s) of the Securities that the Holder will deliver to be repurchased, if such Securities are Physical Securities;
(B)    the principal amount of Securities to be repurchased, which must be an Authorized Denomination; and
(C)    that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in this Section 3.01; and
(ii)    delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Repurchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised, if such Securities are Physical Securities, or book-entry transfer of the Securities, if the Securities are Global Securities, in compliance with the Applicable Procedures;
provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Securities at the Close of Business on such Record Date (without any surrender of such Securities by such Holder), and the Fundamental Change Repurchase Price shall not include such accrued but unpaid interest.
If such Securities are held in book-entry form through the Depository, the delivery of any Securities, Repurchase Notice, Fundamental Change Notice or notice of withdrawal pursuant to the immediately succeeding paragraph shall comply with the Applicable Procedures.
Notwithstanding anything herein to the contrary, any Holder that has delivered the Repurchase Notice contemplated by this Section 3.01(a) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Repurchase Notice by delivery, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or, if there shall be a Default in the payment of the Fundamental Change Repurchase Price, at any time during which such Default is continuing), of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall be delivered in accordance with, and contain the information specified in, Section 3.01(b)(x).
The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
(b)    On or before the 20th Business Day prior to the date on which the Company anticipates consummating a Fundamental Change (or, if later, promptly after the Company discovers that a Fundamental Change may occur), the Company shall send, or cause to be sent, to all Holders of the Securities in accordance with Section 14.01 a notice (the “Fundamental

Change Notice”) of the anticipated occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee at the time such notice is delivered to the Holders. Each Fundamental Change Notice shall state:
(i)    the events causing the anticipated Fundamental Change;
(ii)    the date of the expected Fundamental Change;
(iii)    the Fundamental Change Repurchase Date;
(iv)    the last date on which the Fundamental Change Repurchase Right may be exercised, which shall be the Business Day immediately preceding the Fundamental Change Repurchase Date;
(v)    the amounts in cash that a Holder would receive pursuant to clause (i) and clause (ii) of the definition of Fundamental Change Repurchase Price;
(vi)    the names and addresses of the Paying Agent and the Conversion Agent;
(vii)    the procedures that a Holder must follow to exercise the Fundamental Change Repurchase Right;
(viii)    that the Fundamental Change Repurchase Price for any Security as to which a Repurchase Notice has been given and not withdrawn will be paid no later than the later of such Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Security (together with all necessary endorsements);
(ix)    that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;
(x)    that a Holder will be entitled to withdraw its election in the Repurchase Notice prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, delivered in the same manner as the related Repurchase Notice was delivered and setting forth the name of such Holder, a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, the certificate number(s) of such Securities to be so withdrawn (if such Securities are Physical Securities), the principal amount of the Securities of such Holder to be so withdrawn, which amount must be an Authorized Denomination and the principal amount, if any, of the Securities of such Holder that remain subject to the Repurchase Notice delivered by such Holder in accordance with this Section 3.01, which amount must be an Authorized Denomination; provided, however, that if there shall be a Default in the payment of the Fundamental Change Repurchase Price, a Holder shall be entitled to withdraw its election in the Repurchase Notice at any time during which such Default is continuing;

(xi)    the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change (if applicable);
(xii)    that Securities with respect to which a Repurchase Notice is given by a Holder may be converted pursuant to Article 10 only if such Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Company defaults in the payment of the Fundamental Change Repurchase Price; and
(xiii)    the CUSIP number or numbers, as the case may be, of the Securities.
At the Company’s request given at least five (5) Business Days before such notice is to be sent, the Trustee shall send such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.
No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right pursuant hereto to exercise a Fundamental Change Repurchase Right.
(c)    Subject to the provisions of this Section 3.01, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof no later than the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or when such Security is surrendered to the Paying Agent together with any necessary endorsements.
(d)    The Company shall, in accordance with Section 2.14, deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the Fundamental Change Repurchase Price upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall, promptly after delivering the Fundamental Change Repurchase Price to Holders entitled thereto and upon written demand by the Company, return to the Company as soon as practicable, any money in excess of the Fundamental Change Repurchase Price.
(e)    Once the Fundamental Change Notice and the Repurchase Notice have been duly given in accordance with this Section 3.01, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, such Securities shall cease to bear interest (whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent), and all rights of the relevant Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration and any other applicable rights under those sections set forth in the proviso in Section 8.01.
(f)    Securities with respect to which a Repurchase Notice has been duly delivered in accordance with this Section 3.01 may be converted pursuant to Article 10 only if such Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Company defaults in the payment of the Fundamental Change Repurchase Price.

(g)    If any Security shall not be paid on the Fundamental Change Repurchase Date upon book-entry transfer or surrender thereof for Repurchase Upon Fundamental Change, the principal of, and interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall be convertible pursuant to Article 10 if any Repurchase Notice with respect to such Security is withdrawn pursuant to this Section 3.01.
(h)    Any Security that is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.01 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a notarization or medallion guarantee), and the Company shall promptly execute, and the Trustee shall, upon receipt of a Company Order, promptly authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any Authorized Denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.
(i)    Notwithstanding anything herein to the contrary, except in the case of an acceleration resulting from a Default relating to the payment of the Fundamental Change Repurchase Price, there shall be no purchase of any Securities pursuant to this Section 3.01 on any date if, on such date, the principal amount of the Securities shall have been accelerated in accordance with this Indenture and such acceleration shall not have been rescinded on or prior to such date in accordance with this Indenture. The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such an acceleration.
(j)    In connection with any Repurchase Upon Fundamental Change, the Company shall, to the extent required (i) comply with the provisions of Rule 13e-4, Rule 14e-1, Regulation 14E under the Exchange Act, and with all other applicable laws; (ii) file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws; and (iii) otherwise comply with all applicable United States federal and state securities laws in connection with any offer by the Company to repurchase the Securities; provided that any time period specified in this Article 3 shall be extended to the extent necessary for such compliance.
ARTICLE 4
COVENANTS
Section 4.01.    Payment of Securities. The Company shall pay all amounts and make deliveries of securities due with respect to the Securities on the dates and in the manner provided in the Securities and this Indenture. All such amounts due in cash shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (a) in the case of a Global Security, by wire transfer of immediately available funds to the account designated by the Depository or its nominee; and (b) in the case of a Physical Security, by wire transfer of immediately available funds to the account within the United States as specified in writing to the Paying Agent by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar.
The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

Section 4.02.    Maintenance of Office or Agency. The Company will maintain, or cause to be maintained, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain, or fail to cause to be maintained, any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee.
The Company will maintain, or cause to be maintained, an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture (other than the type contemplated by Section 14.09(c)) may be served, provided that such office or agency may instead be at the principal office of the Company located in the United States (and, notwithstanding the final sentence of this Section 4.02, shall initially be at such office until the Company notifies the Trustee otherwise).
The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby initially designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03; provided that, under no circumstances shall the Trustee be an agent for service of legal process on the Company.
Section 4.03.    Annual Reports. (a) The Company shall provide to the Trustee a copy of each report the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the date 15 Business Days after such report is required to be filed with the SEC pursuant to the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided, however, that each such report will be deemed to be so provided to the Trustee if the Company files such report with the SEC through the SEC’s EDGAR database no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act (taking into account any applicable grace periods provided thereunder). To the extent the TIA then applies to this Indenture, the Company shall comply with TIA § 314(a).
(b)    In addition, while the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective investors, upon request, the information required to be delivered pursuant to Rule 144(c)(2) under the Securities Act.
(c)    Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).
(d)    The Trustee shall have no obligation or duty to determine or monitor whether the Company has delivered reports or filed such reports with the Commission in accordance with this Section 4.03.

If the Company is required to pay Special Interest to Holders, the Company shall provide a direction or order in the form of an Officers’ Certificate to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Special Interest no later than ten Business Days prior to the date on which any such Special Interest is scheduled to be paid. Such Officers’ Certificate, on which the Trustee (or if the Trustee is not the Paying Agent, the Paying Agent) shall be entitled to conclusively rely, shall set forth the amount of Special Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Special Interest is payable, or with respect to the nature, extent, or calculation of the amount of the Special Interest owed, or with respect to the method employed in such calculation of the Special Interest. Unless and until the Trustee receives such Officers’ Certificate, the Trustee may assume without inquiry that no such Special Interest is payable and the Trustee shall have no duty to verify the Company’s calculation of Special Interest.
Section 4.04.    Compliance Certificate. The Company shall deliver to the Trustee, within one hundred and twenty (120) calendar days after the end of each fiscal year of the Company, commencing with the fiscal year ending February 28, 2023, a certificate from the principal executive, financial or accounting officer of the Company stating that such officer has conducted or supervised a review of the activities of the Company and its performance of obligations under this Indenture and the Securities and that, based upon such review, no Default or Event of Default exists hereunder or thereunder or, if a Default or Event of Default then exists, specifying such event, status and the remedial action proposed to be taken by the Company with respect to such Default or Event of Default.
Section 4.05.    Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.06.    Notice of Default. Promptly after any Responsible Officer of the Company obtains Knowledge of the occurrence of any Default or Event of Default that is continuing, the Company shall give written notice to the Trustee of such Default or Event of Default, and any remedial action proposed to be taken.
Section 4.07.    Exchange of Securities. Upon receipt of the approval (the “Company Shareholder Approval”) of a majority of the shareholders of the Company present, in person or by proxy, at a meeting of the Company’s shareholders and entitled to vote thereat to authorize a new class of preferred stock that either (x) grants the Board of Directors the authority to establish one or more series of preferred stock by resolution or (y) has the designations, preferences, limitations and rights set forth in the Certificate of Designations attached as Exhibit C to the Securities Purchase Agreement (the “Certificate of Designations”) and provided that no Default or Event of Default has occurred and is continuing, the Company shall (the “Required Exchange”) exchange all of the outstanding Securities (the “Exchange”) through the facilities of the Depository, without the need for any action by the Holders, on a one-for-one basis for the Series A Convertible Preferred Stock with a liquidation preference equal to the aggregate principal amount of the Securities then outstanding, with the terms of the Series A Convertible Preferred Stock issued in the Exchange set forth in the Certificate of Designations.

Within five Business Days following receipt of the Company Shareholder Approval, the Company shall send notice of the Required Exchange (the “Company Exchange Notice”) to Holders, the Trustee and the Depository stating, among other things, a brief description of the Required Exchange under this Indenture, that each outstanding Security shall be automatically and mandatorily exchanged for Series A Convertible Preferred Stock on a one-for-one basis for the Securities, the expected exchange date (which shall be no more than thirty (30) Business Days after the Company sends the Company Exchange Notice, the “Exchange Date”) and the CUSIP number(s) of the Series A Convertible Preferred Stock that shall be issued in exchange for the Securities.
The person or persons entitled to receive Series A Convertible Preferred Stock issuable upon receipt of the Company Exchange Notice shall be treated as the record holder(s) of such Series A Convertible Preferred Stock as of Close of Business on the Exchange Date.
Upon consummation of the Exchange of the Securities for Series A Convertible Preferred Stock on the Exchange Date, any accrued and unpaid interest on the Securities from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, the Issue Date to the Exchange Date shall be paid to Holders of the Securities that are exchanged on the Exchange Date and dividends shall begin to accrue on the Series A Convertible Preferred Stock from the Exchange Date as described in the Certificate of Designations.
Section 4.08.    Negative Covenants.
(a)    Until the later of (i) the annual meeting of stockholders of the Company at which the Company proposes for adoption an amended and restated Certificate of Formation in respect of the Series A Convertible Preferred Stock, and (ii) the Exchange Date, if any, the Company shall not issue any Dividend Parity Securities, Liquidation Parity Securities, Dividend Senior Securities or Liquidation Senior Securities, or any securities convertible into Dividend Parity Securities, Liquidation Parity Securities, Dividend Senior Securities or Liquidation Senior Securities or any other convertible securities.
(b)    The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise with respect to any Indebtedness, including any Indebtedness of the Company or its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company, unless the ratio of Net Debt to EBTDA for the Company and its Subsidiaries on a consolidated pro forma basis (after giving effect to such incurrence and the use of proceeds therefrom) shall be less than 5.5 to 1.00; provided, the Company may make a Revolving Credit Borrowing (as defined in the Credit Agreement) to the extent such Revolving Credit Borrowing is not prohibited by the Credit Agreement (without taking into account any waiver thereunder in respect of such borrowing).
(c)    The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise with respect to any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness of the Company or any of its Subsidiaries incurred under the Credit Agreement (ignoring any amendments, supplements or modifications thereto occurring after the Issue Date) (a “Refinancing”) and outstanding on the Issue Date; provided that this Section 4.08(c) shall not apply if application of this Section 4.08(c) would reasonably be expected to result in the Company filing for bankruptcy or the occurrence of an Event of Default (as defined in the Credit Agreement) and no reasonable alternative to the proposed Refinancing exists.

(d)    The Company shall not, directly or indirectly, (i) declare or pay any dividend or make any payment or distribution on account of the Common Stock (including, without limitation, any spin-off or other dividend or distribution of properties, securities or any other assets) or (ii) purchase, redeem, defease or otherwise acquire or retire for value any shares of Common Stock, in each case, unless the ratio of Net Debt to Consolidated EBITDA for the Company and its Subsidiaries on a consolidated basis shall be less than a ratio of 5.5 to 1.00.
(e)    The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, acquire (whether through the acquisition of an entity, a business, equity interests or assets), make an investment in (whether in the form of loans, advances or capital contributions), sell, convey, transfer or otherwise dispose of assets or properties, issue equity interests or undertake any transaction similar to any of the foregoing, in each case whether in a single transaction or series of related transactions, that has total consideration (whether in the form of cash, indebtedness, equity interests or other securities and treating the assumption of liabilities as consideration) of (i) $250 million or greater or (ii) if at the time of such transaction the Company’s Market Capitalization is $2 billion or greater, $500 million or greater.
(f)    The Company shall not amend, modify or repeal any provision of the Certificate of Formation (including the Certificate of Designations) or the Bylaws in a manner that would adversely affect the rights, preferences or privileges of the Securities or the rights, preferences, privileges or voting powers of the Series A Convertible Preferred Stock (assuming such Series A Convertible Preferred Stock has been issued and outstanding for purposes of this provision) as determined by the Board of Directors in good faith, unless to:
(i)    cure any ambiguity or correct any omission, defect or inconsistency;
(ii)    increase the number of the authorized but unissued shares of the Company’s undesignated preferred stock;
(iii)    issue the Series A Convertible Preferred Stock pursuant to the Exchange; or
(iv)    create and issue, or increase the authorized or issued number of, any securities that are both Dividend Junior Securities and Liquidation Junior Securities.
(g)    The Company shall not, and shall not permit any of its Subsidiaries, to make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company, unless such transaction is on terms that are not less favorable to the Company or its relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person on an arm’s-length basis, as determined by the Board of Directors in good faith.
(h)    The Company shall not undertake a voluntary dissolution, liquidation, bankruptcy or winding up of the Company or any deregistration or delisting of the Common Stock.
ARTICLE 5
SUCCESSORS
Section 5.01.    When Company May Merge, Etc. Subject to Section 5.02, the Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than one or more Subsidiaries of the

Company (it being understood that this Article 5 shall not apply to a sale, transfer, lease, conveyance or other disposition of property or assets between or among the Company and its Subsidiaries)), whether in a single transaction or series of related transactions, unless (i)(x) the Company is the continuing Person or (y) such other Person is organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia, such other Person assumes by supplemental indenture all of the obligations of the Company under the Securities and this Indenture and following such transaction or series of related transactions the Reference Property does not include interests in an entity that is a partnership for U.S. federal income tax purposes and (ii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing under this Indenture.
For purposes of this Section 5.01, the sale, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company to another Person other than the Company or one or more other Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties or assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated properties or assets of the Company and its Subsidiaries, taken as a whole, to another Person.
The Company shall deliver to the Trustee substantially concurrently with or prior to the consummation of the proposed transaction an Officers’ Certificate and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default and other statements of fact) stating that the proposed transaction and, if required, such supplemental indenture (if any) will, upon consummation of the proposed transaction, comply with the applicable provisions of this Indenture.
Section 5.02.    Successor Substituted. In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Securities, the due and punctual payment of the Fundamental Change Repurchase Price with respect to all Securities repurchased on each Fundamental Change Repurchase Date, the due and punctual payment of the Redemption Price with respect to all Securities repurchased on each Redemption Date, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture and the Securities to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon receipt of a Company Order by such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Securities that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such consolidation, merger or any sale, transfer, conveyance or other disposition (but not in the case of a lease), upon compliance with this

Article 5, the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5, except in the case of a lease, shall be released from its liabilities as obligor and maker of the Securities and its obligations under this Indenture shall terminate.
In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01.    Events of Default. An “Event of Default” occurs if:
(a)    the Company fails to pay the principal of any Security when due, whether on the Maturity Date, on a Fundamental Change Repurchase Date with respect to a Fundamental Change, on a Redemption Date, upon acceleration or otherwise;
(b)    the Company fails to pay an installment of interest on any Security when due, if the failure continues for thirty (30) days after the date when due;
(c)    the Company fails to satisfy its Conversion Obligations upon exercise of a Holder’s conversion rights pursuant hereto;
(d)    the Company fails to (i) comply with its obligations under Article 5 or (ii) issue a Fundamental Change Notice in accordance with Section 3.01(b) when due;
(e)    the Company fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified in the last paragraph of this Section 6.01;
(f)    the Company or any Significant Subsidiary of the Company fails to pay when due (whether at stated maturity or otherwise), after the expiration of any applicable grace period, the principal or interest on indebtedness for borrowed money, where the amount of such unpaid principal and/or interest is in an aggregate amount in excess of $75,000,000 (or its foreign currency equivalent), or a default occurs that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any Significant Subsidiary of the Company in an aggregate amount in excess of $75,000,000 (or its foreign currency equivalent), and such failure or default continues for thirty (30) days after written notice of such failure or default is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding;
(g)    a final judgment for the payment in excess of $75,000,000 (or its foreign currency equivalent) (excluding any amounts covered by insurance or subject to a binding indemnity from a financially responsible third party with resources sufficient to pay such indemnity obligation when due) is rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged or stayed within thirty (30) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
(h)    the Company or any of its Significant Subsidiaries, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

(i)    commences a voluntary case,
(ii)    consents to the entry of an order for relief against it in an involuntary case,
(iii)    consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or
(iv)    makes a general assignment for the benefit of its creditors; or
(i)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)    is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding with respect to the Company or any of its Significant Subsidiaries, or adjudicates the Company or any of its Significant Subsidiaries insolvent or bankrupt,
(ii)    appoints a Bankruptcy Custodian of the Company or any of its Significant Subsidiaries for any substantial part of the Company’s or any of its Significant Subsidiaries’ property, as the case may be, or
(iii)    orders the winding up or liquidation of the Company or any of its Significant Subsidiaries,
and, in the case of each of the foregoing clauses (i), (ii) and (iii) of this Section 6.01(i), the order or decree remains unstayed and in effect for at least sixty (60) consecutive days.
A Default under clause (e) above shall not be an Event of Default until (A) the Trustee notifies the Company in writing, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default and (B) the Default is not cured within sixty (60) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall, subject to the terms of this Indenture, do so. When a Default is cured, it ceases to exist for all purposes under this Indenture.
Notwithstanding anything to the contrary in the Securities or elsewhere in this Indenture, at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(e) relating to the failure by the Company to comply with Section 4.03(a) (the “Company’s Filing Obligations”), shall consist exclusively of the right to receive interest (the “Special Interest”) on the Securities. (i) For the first 180 days of the 270-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs, the Special Interest will accrue at a rate equal to 0.25% per annum, and (ii) for the last 90 days of such 270-day period as long as such Event of Default is continuing, the Special Interest will accrue at a rate equal to 0.50% per annum. This Special Interest, as applicable, will accrue on the Securities from and including the date on which an Event of Default relating to a failure to comply with the Company’s Filing Obligations first occurs to and including the 270th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived pursuant to Section 6.04). On such 271st day (or, if such Event of Default is cured or waived pursuant to Section 6.04 prior to such 271st day, on the date such Event of Default is so cured or waived), such Special Interest will cease to accrue and, if such Event of Default has not been cured or waived pursuant to Section 6.04 prior to such 271st day, then the Trustee or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding may declare one hundred percent (100%) of the principal of, and accrued and unpaid interest on, all of the Securities to be immediately due and payable. This provision shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company elects to pay the Special Interest as the sole remedy for an Event of Default specified in Section 6.01(e) relating to the failure by the Company to comply with the Company’s Filing Obligations, the Company shall notify, in the manner provided for in Section 14.01, the Holders, the Paying Agent and the Trustee of such election at any time on or before the Close of Business on the date on which such Event of Default first occurs (which notice shall include a statement as to the date from which Special Interest is payable). Upon the Company’s failure to give such notice, the Securities will be immediately subject to acceleration as provided in Section 6.02. If the Special Interest has been paid by the Company directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
Section 6.02.    Acceleration. If an Event of Default (excluding an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company) has occurred and is continuing, either the Trustee, by written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may declare one hundred percent (100%) of the principal of, and accrued and unpaid interest on, all the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs with respect to the Company (and not solely with respect to one or more of its Significant Subsidiaries), one hundred percent (100%) of the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived (or are waived concurrently with such rescission or annulment) and (iii) all amounts due to the Trustee under Section 7.06 have been paid. Upon any such rescission or annulment, the Events of Default that were the subject of such acceleration shall cease to exist and deemed to have been cured for every purpose.
Section 6.03.    Other Remedies. Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.
In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.
In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant hereto or any rescission and annulment pursuant hereto or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.
Section 6.04.    Waiver of Past Defaults. Subject to Section 6.07 and Section 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may on behalf of all Holders of Securities, by written notice to the Trustee, waive any past Default or Event of Default and its consequences, other than a Default or Event of Default (a) in the payment of the principal of, or interest on, any Security, or in the payment of the Fundamental Change Repurchase Price or the Redemption Price, as the case may be, (b) arising from a failure by the Company to convert any Securities in accordance with this Indenture or (c) in respect of any provision of this Indenture or the Securities which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected, if:
(i)    all existing Defaults or Events of Default, other than the nonpayment of the principal of and interest on the Securities that have become due solely by the declaration of acceleration, have been cured or waived; and
(ii)    the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under this Indenture, but no such waiver will extend to any subsequent or other Default or Event of Default or impair any rights of Holders or the Trustee related thereto.
Section 6.05.    Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to such Holder). The Trustee shall have no obligation to act unless the Trustee is offered (and if requested, provided) indemnity satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.
Section 6.06.    Limitation on Suits. Except with respect to any proceeding instituted in accordance with Section 6.07, a Holder shall not have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:
(a)    such Holder previously shall have given the Trustee written notice of a continuing Event of Default;
(b)    the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding shall have made a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;
(c)    such Holder or Holders shall have offered and if requested, provided to the Trustee indemnity satisfactory to the Trustee in its sole discretion against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy; and

(d)    the Trustee shall have failed to comply with the request for sixty (60) days after receipt of such notice, request and offer of indemnity, and during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). A Holder shall have the right to not enforce any right under this Indenture except in the manner herein.
Section 6.07.    Rights of Holders to Receive Payment and to Convert Securities. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts (including any principal, interest or the Fundamental Change Repurchase Price or the Redemption Price) due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
In addition, notwithstanding any other provision of this Indenture, the right of any Holder to receive consideration due upon conversion of the Securities in accordance with Article 10, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.
Section 6.08.    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or Section 6.01(b) has occurred and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.
Section 6.09.    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties.
The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10.    Priorities. If the Trustee collects or otherwise holds any money or property pursuant to this Article 6, it shall pay out the money in the following order:
First:    to the Trustee (in any capacity under this Indenture) for amounts due to it under Section 7.06;
Second:    to the Holders of Designated Senior Indebtedness to the extent required by Article 15

Third:    to Holders for amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Holders’ Securities; and
Fourth:    the balance, if any, to the Company.
The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Holders pursuant to this Section 6.10. At least fifteen (15) days before each such record date, the Trustee shall send to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.
Section 6.11.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by a Holder or group of Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.
ARTICLE 7
TRUSTEE
Section 7.01.    Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.
(b)    Except during the continuance of an Event of Default:
(i)    the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not on their face they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions, or conclusions stated therein and shall have no responsibility to perform any calculations hereunder, nor shall it have any liability or responsibility for any such calculations or for any information used in connection with such calculations).
(c)    The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
(i)    This paragraph does not limit the effect of paragraph (b) or (f) of this Section 7.01;

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)    Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.
(e)    The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(f)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event.
(g)    The Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Securities.
Section 7.02.    Rights of Trustee. (a) The Trustee may conclusively rely on, and shall be fully protected in acting or refraining from acting in reliance on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice, at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.
(c)    Any demand, request, notice or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.
(d)    The Trustee may consult with counsel of its own selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(e)    The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(f)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

(g)    Except with respect to Section 4.01, where it acts as Paying Agent, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 6.01(a) or (b) for which it acts as Paying Agent or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee who shall have direct responsibility for the administration of this Indenture shall have received written notification, which notice references the Securities and this Indenture, or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article 4 (other than Section 4.04 and 4.06) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officers’ Certificates).
(h)    The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or demand of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities (including the fees and expense of its agents and counsel) which might be incurred by it in compliance with such request or demand.
(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Securities Agent, agent, custodian and other Person employed to act hereunder.
(j)    The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(k)    Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee or any Securities Agent be liable or responsible under or in connection with this Indenture and the Securities for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee or such Securities Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.
(l)    No bond or surety shall be required of the Trustee with respect to performance of the Trustee’s duties and powers hereunder.
(m)    Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by this Indenture or the Securities.
(n)    Any discretion, permissive right, or privilege of the Trustee hereunder shall not be deemed to be or otherwise construed as a duty or obligation of the Trustee hereunder.
Section 7.03.    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Securities Agent may do the same with like rights. The Trustee, however, must comply with Section 7.09.

Section 7.04.    Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; the Trustee shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and the Trustee shall not be responsible for any statement or recital herein or any statement in the Securities or any other documents in connection with the sale of the Securities other than its certificate of authentication.
Section 7.05.    Notice of Defaults. If a Default or Event of Default occurs and is continuing as to which the Trustee actually has knowledge, then the Trustee shall send to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment or delivery of any amounts due (including principal, interest, the Fundamental Change Repurchase Price, the Redemption Price or the consideration due upon conversion) with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.
Section 7.06.    Compensation and Indemnity. The Company shall pay to the Trustee (acting in any capacity herewith) from time to time such compensation for its acceptance of this Indenture and its services hereunder as shall be mutually agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and out-of-pocket expenses incurred by it or made by it pursuant to, and in accordance with, any provision hereof in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and out-of-pocket expenses of the Trustee’s agents and counsel.
The Company shall indemnify each of the Trustee (acting in any capacity hereunder of in connection herewith), each predecessor Trustee and their respective officers, directors, employees and agents for, and hold each of them harmless against, any and all loss, liability, damage, claim, cost or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this Indenture, the performance of its duties and/or the exercise of its rights hereunder, or in connection with enforcing the provisions of this Indenture against the Company (including this Section 7.06), including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification; provided that failure to give such notice shall not relieve the Company of its obligations under this Section 7.06. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s own gross negligence or willful misconduct, as determined by a final non-appealable order of a court of competent jurisdiction.
To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities. Such lien will survive the satisfaction and discharge of this Indenture.

The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.06 shall survive any resignation or removal of the Trustee and any satisfaction and discharge of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.07.    Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee shall have no liability or responsibility for any action or inaction of any successor Trustee. For the avoidance of doubt, the Trustee shall continue its role until the appointment of a successor Trustee is effective.
The Trustee may resign by so notifying the Company in writing thirty (30) days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing, not less than 30 days prior to the effective date of any such removal, and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:
(a)    the Trustee fails to comply with Section 7.09;
(b)    the Trustee is adjudged bankrupt or insolvent;
(c)    a receiver or other public officer takes charge of the Trustee or its property; or
(d)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed for any reason, the Company shall promptly appoint a successor Trustee so that no vacancy exists in the role of Trustee.
If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.09, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.
Section 7.08.    Successor Trustee by Merger, Etc. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such organization or entity shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
Section 7.09.    Eligibility; Disqualification. There shall at all times be a Trustee hereunder that (a) is an entity organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia, (b) is subject to supervision or examination by federal or state authorities and (c) has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
Section 7.10.    Preferential Collection of Claims Against Company. To the extent the TIA then applies to the Indenture, the Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). To the extent the TIA then applies to the Indenture, a Trustee who has resigned or been removed shall be subject to § 311(a) to the extent indicated.
Section 7.11.    Reports by Trustee to Holders. Within one hundred and twenty (120) days after each May 15, beginning with May 15, 2023, the Trustee shall send to all Holders of the Securities, as their names and addresses appear on the register kept by the Registrar, a brief report in accordance with, and to the extent required under, TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also send all reports as required by TIA § 313(c). A copy of each report at the time of its delivery to the Holders of Securities shall be delivered to the Company and each stock exchange on which the Securities are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee in writing when the Securities are listed on any stock exchange or any delisting thereof.
ARTICLE 8
DISCHARGE OF INDENTURE
Section 8.01.    Termination of the Obligations of the Company. This Indenture shall cease to be of further effect, and the Trustee shall execute instruments acknowledging satisfaction and discharge of this Indenture, if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity, upon conversion, Repurchase Upon Fundamental Change or an Optional Redemption and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash (or, in the case of conversion, delivers to the Holders in accordance with Article 10 Common Stock (and cash in lieu of any fractional shares) solely to satisfy the Company’s Conversion Obligation) sufficient to satisfy all obligations due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) on the Maturity Date, the relevant settlement date of any conversion, the Fundamental Change Repurchase Date or the Redemption Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Section 2.03, Section 2.04, Section 2.05, Section 2.08, Section 7.06, Section 7.07, Section 7.08, Section 7.09, Section 14.09 and Section 14.14, and this Article 8 shall survive any discharge of this Indenture until such time as all payments in respect of the Securities have been paid in full and there are no Securities outstanding; provided further, however, that Section 7.06 shall also survive after the Securities are paid in full and there are no Securities outstanding.
Section 8.02.    Application of Trust Money. The Trustee shall hold in trust all money deposited with it pursuant to Section 8.01 and shall apply such deposited money through the

Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.
Section 8.03.    Repayment to Company. Subject to applicable escheatment laws, the Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the written request of the Company, any excess money or property held by them at any time. The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money or property that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, or any accrued and unpaid interest on, the Securities. Subject to the requirements of applicable law, the Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, or any accrued and unpaid interest on, the Securities that remains unclaimed for two (2) years. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.
Section 8.04.    Reinstatement. If any money, Common Stock or other consideration cannot be applied in accordance with Section 8.01 and Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit or delivery had occurred pursuant to Section 8.01 and Section 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.01 and Section 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money, Common Stock or other consideration held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENTS
Section 9.01.    Without Consent of Holders. The Company may amend or supplement this Indenture or the Securities (including in each case, if applicable, the form of agreements attached hereto or thereto as exhibits) without notice to or the consent of any Holder:
(a)    to comply with Article 5 or Section 10.12;
(b)    to secure the obligations of the Company in respect of the Securities or add guarantees with respect to the Securities;
(c)    to evidence and provide for the appointment of a successor Trustee in accordance with Section 7.07;
(d)    to comply with the provisions of any securities depository, including the Depository, clearing agency, clearing corporation or clearing system, or the requirements of the Trustee or the Registrar, relating to transfers and exchanges of any applicable Securities pursuant to this Indenture;
(e)    to add to the covenants or Events of Default of the Company described in this Indenture for the benefit of Holders or to surrender any right or power conferred upon the Company;

(f)    to make provision with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture;
(g)    to make any change that does not adversely affect the rights of any Holder;
(h)    to permit the conversion of the Securities into Reference Property in accordance with Section 10.12; or
(i)    to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture and any supplemental indenture under the TIA.
In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not adversely affect the rights of any Holder (as determined in good faith by the Company).
Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02. Upon the request of the Company accompanied by resolutions of the Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no amendment or supplement to the provisions of any Indenture Document that imposes any obligation upon, or adversely affects the rights of, the Trustee will become effective without the consent of the Trustee.
Section 9.02.    With Consent of Holders. Subject to the immediately succeeding paragraph, the Company may amend or supplement this Indenture or the Securities (including in each case, if applicable, the form of agreements attached hereto or thereto as exhibits) with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities). Subject to Section 6.04 and Section 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by written notice to the Trustee, waive by consent (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities) compliance by the Company with any provision of this Indenture or the Securities without notice to any other Holder. Notwithstanding the foregoing or anything herein to the contrary, without the consent of the Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:
(a)    change the stated maturity of the principal of, or the payment date of any installment of interest on, any Security;
(b)    reduce the principal amount of any Security, or any interest on, any Security;
(c)    change the place or currency of payment of principal of, or any interest on, any Security;
(d)    impair the right of any Holder to receive any payment on, or with respect to, or any delivery or payment due upon the conversion of, any Security or impair the right to institute suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any Security;
(e)    reduce the Fundamental Change Repurchase Price or Redemption Price of any Securities or modify, in a manner adverse to Holders, the obligation of the Company pursuant to Section 3.01 to repurchase Securities upon the occurrence of a Fundamental Change;
(f)    reduce the Conversion Rate other than as provided under this Indenture or adversely affect the right of Holders to convert Securities in accordance with Article 10;
(g)    reduce the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;
(h)    modify the provisions of Article 9 that require each Holder’s consent or the waiver provisions of Section 6.04 with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder; or
(i)    reduce the number of Series A Convertible Preferred Stock issued in exchange for such Holder’s Securities upon consummation of the Exchange.
Notwithstanding the foregoing or anything to the contrary, so long as any Investor Securities are outstanding, without the consent of the Holders of one hundred percent (100%) of the aggregate principal amount of the Investor Securities, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not modify any provision contained in this Indenture specifically and uniquely applicable to the Investor Securities in a manner adverse to the Holders of, or the holders of a beneficial interest in, the Investor Securities.
Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall send, or cause to be sent, to Holders (with a copy to the Trustee) a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to send such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.
It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
Section 9.03.    Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective (or until such earlier date as specified by the Company in connection with the solicitation of such consent), a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective (or such earlier date specified by the Company in connection with the solicitation of such consent).
After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security. Any amendment to this Indenture or the Securities shall be set forth in a supplemental indenture to this Indenture that complies with the TIA as then in effect, if the TIA is applicable to this Indenture.
Nothing in this Section 9.03 shall impair the Company’s rights pursuant to Section 9.01 to amend this Indenture or the Securities without the consent of any Holder in the manner set forth in, and permitted by, such Section 9.01.
Section 9.04.    Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
Section 9.05.    Trustee Protected. The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article 9; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article 9 that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms (subject to customary exceptions).
Section 9.06.    Effect of Supplemental Indentures. Upon the due execution and delivery of any supplemental indenture in accordance with this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in Section 9.02 and Section 9.03, every Holder of Securities shall be bound thereby.
ARTICLE 10
CONVERSION
Section 10.01.    Optional Holder Right to Convert. (a) Subject to the limitations of this Section 10.01, Section 10.03 and Section 10.12, and upon compliance with the provisions of this Article 10, each Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is at least $100,000 principal amount and an Authorized Denomination (or such lesser amount to the extent the conversion relates to all of the outstanding Securities of such Holder)) of such Security at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding the Maturity Date, in each case, at the then applicable Conversion Rate per $1,000 principal amount of Securities (subject to the settlement provisions of Section 10.03, the “Conversion Obligation”).
(b)    To convert its Security, a Holder of a Physical Security must (i) complete and manually sign the Conversion Notice, or a facsimile thereof, with appropriate notarization or signature guarantee, and deliver the completed Conversion Notice or a facsimile thereof to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (iv) pay all transfer or similar taxes if required pursuant to Section 10.05 and (v) pay funds equal to interest payable on the next Interest Payment Date if so required by Section 10.03(d). If a Holder holds a beneficial interest in a Global Security, to convert such Security, the Holder must comply with clauses (iv) and (v) above and the Depository’s procedures for converting a beneficial interest in a Global Security.

(c)    A Holder may convert a portion of the principal amount of a Security if such portion is at least $100,000 principal amount (unless the principal amount remaining is less than $100,000) and an Authorized Denomination. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.
(d)    If any Security is to be converted pursuant to this Section 10.01, then the Company will have the right to settle such conversion (or any portion thereof that represents a whole number of shares) solely in cash in an amount equal to the product of (1) the number of shares of Common Stock that would be issuable upon such conversion (or such portion thereof), determined in accordance with this Section 10; and (2) the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion. Such right can be exercised by the Company solely by providing written notice to the Holder of such Security no later than the Business Day after such Conversion Date, which notice states (x) that the Company has elected to cash settle such conversion; and (y) the number of shares of such Security as to which such election is made. Once such written notice is so provided exercising such right, such exercise will be irrevocable with respect to such conversion (without affecting the Company’s right to exercise or not exercise such right with respect to any other conversion). Notwithstanding anything to the contrary in this Section 10.01(d), the Company will not be entitled to exercise its right to settle any conversion of Securities in cash pursuant to this Section 10.01(d) unless the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the cash amounts that would be payable in respect of such election.
Section 10.02.    Optional Company Right to Convert. (a) After May 13, 2024, the Company may, at its option (the “Company Optional Conversion Right”), elect to convert a portion of the outstanding Securities, in an amount not to exceed 25% of the Securities issued on the Issue Date in any single fiscal quarter at the then existing Conversion Rate, if (x) the Last Reported Sale Price of the Common Stock for at least twenty (20) consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date the Company sends a Company Conversion Notice (the “Company Conversion Notice Date”) exceeds 185% of the applicable Conversion Price on each applicable Trading Day and (y) the Company Optional Conversion Right Conditions are satisfied.
(b)    To exercise the Company Optional Conversion Right, the Company will send notice of the Company’s election (a “Company Conversion Notice”) to Holders, the Trustee and the Conversion Agent. Each Company Conversion Notice shall state:
(i)    the principal amount of Securities called for Company Conversion and a brief description of the Company Optional Conversion Right under this Indenture;
(ii)    the Company Conversion Date;
(iii)    the current Conversion Rate;
(iv)    the names and addresses of the Paying Agent and the Conversion Agent; and
(v)    the CUSIP number or numbers, as the case may be, of the Securities.
(c)    If the Company exercises the Company Optional Conversion Right in accordance with this Section 10.02, then a Company Conversion Date will automatically, and without the need for any action on the part of any Holder, the Trustee or the Conversion Agent, be deemed to occur, with respect to each Security subject to such Company Conversion, on the Company Conversion Date. The Company Conversion Date will be a Business Day of the Company’s choosing that is no more than thirty (30), nor less than ten (10), Business Days after the Company sends the Company Conversion Notice; provided that the Company Conversion Date shall be no later than the second Scheduled Trading Day prior to the Maturity Date. The Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second (2nd) Business Day immediately following the Company Conversion Date.
Section 10.03.    Conversion Procedure and Payment Upon Conversion.
(a)    Subject to this Section 10.03, Section 10.02 and Section 10.12, upon conversion of any Security, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Securities being converted, Common Stock, together with cash, if applicable, in lieu of delivering any fractional shares of Common Stock in accordance with Section 10.04, as set forth in this Section 10.03.
(i)    Upon conversion of a Holder’s Security, the Company shall deliver to such converting Holder a number of shares of Common Stock equal to (i) (A) the aggregate principal amount of Securities to be converted, divided by (B) $1,000, multiplied by (ii) the Conversion Rate in effect on the applicable Conversion Date (provided that the Company shall deliver cash in lieu of fractional shares as described in Section 10.04). Subject to Section 10.03(c) below, settlement shall occur on the second (2nd) Business Day immediately following the relevant Conversion Date, unless such Conversion Date occurs on or following June 15, 2030, in which case settlement shall occur on the Maturity Date.
(b)    Each conversion shall be deemed to have been effected as to any Securities surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that the Person in whose name any shares of the Common Stock shall be issuable upon such conversion shall become the holder of record of such shares as of the Close of Business on such Conversion Date. Prior to such time, a Holder receiving Common Stock upon conversion shall not be entitled to any rights relating to such Common Stock, including, among other things, the right to vote and receive dividends and notices of shareholder meetings. The Company will determine the Conversion Date in accordance with the requirements set forth herein and notify the Trustee and the Holders of the same.
(c)    In the case of any conversion of Securities other than the Investor Securities, the Company shall deliver and, if applicable, pay the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date. In the case of any conversion of Investor Securities, the Company shall deliver and, if applicable, pay the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date unless otherwise specified in the written notice referred to in the proviso below; provided, however, that the shares of Common Stock due in respect of the Conversion Obligation shall be delivered on the day specified in a written notice from the owner(s) (or in the case of Global Securities, beneficial owner(s)) of the Investor Securities being converted that is delivered to the Company on or prior to the first Business Day immediately following the relevant Conversion Date, which delivery date (in respect of such shares of Common Stock) shall be no earlier than the second Business Day immediately following the relevant Conversion Date and be no later than the seventh Business Day immediately following the relevant Conversion Date (it being understood that if no such notice is delivered to the Company, then the Company shall deliver such shares on the second Business Day immediately following the relevant Conversion Date). In the case of a conversion of an Investor Security in the form of a Global Security, such written notice shall include a certification therein that the beneficial owners delivering such written notice are holders that hold beneficial interests in the Investor Securities subject to conversion. The Company shall issue or cause to be issued, and deliver or cause to be delivered to such Holder, or such Holder’s nominee(s) or transferee(s), certificates or a book-entry transfer through the Depository for the full amount of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.
(d)    Accrued and unpaid interest on the Securities to, but excluding, the applicable Conversion Date, if any, shall be paid in cash to the Holder upon conversion. If any Holder surrenders a Security for conversion after the Close of Business on the Record Date for the payment of an installment of interest but prior to the Open of Business on the next Interest Payment Date, then, notwithstanding such conversion, the full amount of interest payable with respect to such Security on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the Close of Business on such Record Date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash of an amount equal to the full amount of interest payable on such Interest Payment Date on the Security so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required with respect to a Security that (i) is surrendered for conversion after the Close of Business on the Record Date immediately preceding the Maturity Date, (ii) is surrendered for conversion after the Close of Business on a Record Date for the payment of an installment of interest and on or prior to the Open of Business on the related Interest Payment Date, where, pursuant to Section 3.01, the Company has specified, with respect to a Fundamental Change, a Fundamental Change Repurchase Date that is after such Record Date but on or prior to such Interest Payment Date, or (iii) is surrendered for conversion after the Close of Business on a Record Date for the payment of an installment of interest and on or prior to the Open of Business on the related Interest Payment Date, where, pursuant to Article 13, a Redemption Date is specified after such Record Date but on or prior to such Interest Payment Date.
(e)    If a Holder converts more than one Security at the same time, the Conversion Obligation with respect to such Securities shall be based on the total principal amount (and accrued and unpaid interest thereon) of all Securities so converted.
(f)    Upon surrender of a Security that is converted in part, the Company shall issue and the Trustee shall authenticate for the Holder upon the written order of the Holder of the Security so surrendered a new Security equal in principal amount to the unconverted portion of the Security surrendered.
Section 10.04.    Cash in Lieu of Fractional Shares. The Company shall not issue fractional shares of Common Stock upon the conversion of a Security. Instead, the Company shall pay to converting Holders cash in lieu of fractional shares based on the Daily VWAP on the relevant Conversion Date. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount (and accrued and unpaid interest thereon) of the Securities, or specified portions thereof to the extent permitted hereby so surrendered, and any fractional shares remaining after such computation shall be paid in cash.
Section 10.05.    Taxes on Conversion. If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Common Stock upon the conversion. However, the Holder shall pay such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificate(s) representing the Common Stock being issued or delivered to the Holder or in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because shares of Common Stock are to be issued or delivered in a name other than such Holder’s name.
Section 10.06.    Company to Provide Common Stock(a)    . The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient for the conversion of all outstanding Securities into shares of Common Stock at any time (assuming, for such purposes, that at the time of computation of such number of shares, all such Securities would be converted by a single Holder). The Company shall, from time to time and in accordance with Texas law, cause the authorized number of shares of Common Stock to be increased if the aggregate of the number of authorized shares of Common Stock remaining unissued shall not be sufficient for the conversion of all outstanding (and issuable as set forth above) Securities into shares of Common Stock at any time.
All Common Stock issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim that arises from the action or inaction of the Company.
The Company shall comply with all securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed on the applicable Conversion Date.
Section 10.07.    Adjustment of Conversion Rate. The Conversion Rate shall be subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events on or after the date of this Indenture:
(a)    In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of Common Stock, the Conversion Rate shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution, and the numerator shall be the number of shares of Common Stock outstanding immediately after such dividend or distribution, in the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date of such dividend or distribution;
CR'    =    the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution;
OS0    =    the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution; and
OS'    =    the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution.

In case the Company shall effect a share split or share combination, the Conversion Rate shall be proportionally increased, in the case of a share split, and proportionally reduced, in the case of a share combination, as expressed in the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the Open of Business on the effective date of such share split or share combination;
CR'    =    the Conversion Rate in effect immediately after the Open of Business on the effective date of such share split or share combination;
OS0    =    the number of shares of Common Stock outstanding immediately prior to the Open of Business on the effective date of such share split or share combination; and
OS'    =    the number of shares of Common Stock outstanding immediately after giving effect to such share split or share combination.
Any adjustment made under this Section 10.07(a) shall become effective immediately after the Open of Business on the Ex Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 10.07(a) is declared but not so paid or made, or any share split or share combination of the type described in this Section 10.07(a) is announced but the shares of Common Stock are not split or combined, as the case may be, then the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.
(b)    If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period expiring not more than forty-five (45) days immediately following the date of such distribution, to purchase or subscribe for Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution, the Conversion Rate shall be increased based on the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;

CR'    =    the Conversion Rate in effect immediately after the Open of Business on such Ex Date;
OS0    =    the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex Date;
X    =    the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y    =    the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution.
Any increase made under this Section 10.07(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex Date for such distribution. To the extent that Common Stock is not delivered after expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such Ex Date for such distribution had not occurred.
In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than such average of the Last Reported Sale Prices for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. Except in the case of a readjustment of the Conversion Rate pursuant to the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.07(b).
(c)    If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Common Stock, but excluding (i) dividends or distributions as to which an adjustment was effected pursuant to Section 10.07(a) or Section 10.07(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 10.07(d), (iii) distributions of Reference Property in a transaction described in Section 10.12, (iv) rights issued pursuant to a rights plan of the Company (i.e., a poison pill), except to the extent provided by Section 10.14, and (v) Spin-Offs to which the provisions set forth in the latter portion of this Section 10.07(c) shall apply (any of such shares of Capital Stock, indebtedness or other assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:

where,
CR0    =    the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;
CR'    =    the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such distribution;
SP0    =    the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex Date for such distribution; and
FMV    =    the fair market value (as determined by the Board of Directors) of the Distributed Property distributable with respect to each outstanding share of Common Stock as of the Open of Business on the Ex Date for such distribution.
If the Board of Directors determines “FMV” for purposes of this Section 10.07(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex Date for such distribution.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Security to receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as the holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex Date for such distribution.
Any increase made under the portion of this Section 10.07(c) above shall become effective immediately after the Open of Business on the Ex Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
With respect to an adjustment pursuant to this Section 10.07(c) where there has been a payment of a dividend or other distribution on the Common Stock of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:
where,

CR0    =    the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for the Spin-Off;
CR'    =    the Conversion Rate in effect immediately after the Open of Business on the Ex Date for the Spin-Off;
FMV0    =    the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the ten (10) consecutive Trading Days immediately following, and including, the Ex Date for a Spin-Off (the “Valuation Period”); and
MP0    =    the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
The increase to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period, but will be given effect immediately after the Open of Business on the Ex Date for such Spin-Off. For purposes of determining the Conversion Rate in respect of any conversion during the 10 Trading Days commencing on the Ex Date for such Spin-Off, references within the portion of this Section 10.07(c) related to “Spin-Offs” to ten (10) consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex Date for such Spin-Off to, but excluding, the relevant Conversion Date.
Subject in all respects to Section 10.14, rights, options or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.07(c) (and no adjustment to the Conversion Rate under this Section 10.07(c), will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.07(c), as the case may be. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.07(c), as the case may be, was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued.
For purposes of Section 10.07(a), Section 10.07(b) and this Section 10.07(c), any dividend or distribution to which this Section 10.07(c) is applicable that also includes one or both of:
(A)    a dividend or distribution of Common Stock to which Section 10.07(a) is applicable (the “Clause A Distribution”); or
(B)    a dividend or distribution of rights, options or warrants to which Section 10.07(b) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.07(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 10.07(c) with respect to such Clause C Distribution shall then be made and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 10.07(a) and Section 10.07(b) with respect thereto shall then be made, except that, if determined by the Board of Directors, the Ex Date of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex Date of the Clause C Distribution and any Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution” or “outstanding immediately after the Open of Business on the effective date of such share split or share combination,” as the case may be within the meaning of Section 10.07(a) or “outstanding immediately prior to the Open of Business on the Ex Date for such distribution” within the meaning of Section 10.07(b).
Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of either the fourth or seventh paragraph of this Section 10.07(c), the Conversion Rate shall not be decreased pursuant to this Section 10.07(c).
(d)    If any cash dividend or distribution is made to all or substantially all holders of the Common Stock (other than a regular quarterly cash dividend that does not exceed $0.17 per share (the “Initial Dividend Threshold”)), the Conversion Rate shall be increased based on the following formula:

CR' = CR0 x	SP0 – T
SP0 – C
where,
CR0    =    the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such dividend or distribution;
CR'    =    the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution;
SP0    =     the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period immediately preceding the Ex Date for such dividend or distribution (or, if the Company declares such dividend or distribution less than eleven (11) Trading Days prior to the Ex Date for such dividend or distribution the reference to ten (10) consecutive Trading

Days shall be replaced with a smaller number of consecutive Trading Days that shall have occurred after, and not including, such declaration date and prior to, but not including, the Ex Date for such dividend or distribution);
T    =    the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold will be deemed to be zero; and
C    =    the amount in cash per share of Common Stock the Company distributes to holders of its Common Stock.
The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment to the conversion rate under this Section 10.07(d).
Any adjustment made under this Section 10.07(d) shall become effective immediately after the Open of Business on the Ex Date for such dividend or distribution.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Security to receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Common Stock, the amount of cash such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex Date for such cash dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.07(d).
If any cash dividend or distribution in excess of the Initial Dividend Threshold is made to all or substantially all holders of the Common Stock, any Holder of an Investor Security shall have the right to elect, by delivering a written notice of such election to the Company prior to the Close of Business on the Trading Day immediately preceding the payment date for such dividend or distribution specified in the Company’s notice required pursuant to Section 10.11(b)(i), to receive, at the same time and upon the same terms as holders of Common Stock and without having to convert such Investor Security, the amount of cash such Holder would have received as if such Holder held a number of shares of Common Stock equal to the Conversion Rate on the Ex Date for such cash dividend or distribution, multiplied by the principal amount (expressed in thousands) of such Investor Security held by such Holder less the amount of cash such Holder would have received had the cash dividend or distribution per share of Common Stock equaled the Initial Dividend Threshold; provided that if the Holder so elects and receives such cash dividend, no adjustment will be made to the Conversion Rate applicable to such Investor Security pursuant to this clause (d) in connection with such cash dividend. The Company and each Holder of an Investor Security (by acceptance of an Investor Security) agrees to take such actions as may be necessary so that any election is made in compliance with the Applicable Procedures of the Depository (including, if necessary, a voluntary exchange into an Investor Security bearing a new CUSIP number).

(e)    If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:
where,
CR0    =    the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
CR'    =    the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
AC    =    the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0    =    the number of shares of Common Stock outstanding immediately prior to the time such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);
OS'    =    the number of shares of Common Stock outstanding immediately after the time such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and
SP'    =    the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.
The increase to the Conversion Rate under this Section 10.07(e) shall occur at the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references in this Section 10.07(e) to ten (10) consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date. If the Company or one of its Subsidiaries is obligated to purchase the Common Stock pursuant to any such tender or exchange offer but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be immediately decreased to the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.07(e).
(f)    In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, and to the extent permitted by applicable law and the rules of the Relevant Stock Exchange, the Company may, from time to time and to the extent permitted by law, increase the Conversion Rate by any amount for a period of at least twenty-five (25) Trading Days or any longer period as may be permitted or required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and the Conversion Agent and cause notice of such increase, which notice will include the amount of the increase and the period during which the increase shall be in effect, to be sent to each Holder of Securities in accordance with Section 14.01, at least fifteen (15) days prior to the date on which such increase commences.
(g)    All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th.
(h)    Notwithstanding this Section 10.07 or any other provision of this Indenture or the Securities, if a Conversion Rate adjustment becomes effective on any Ex Date, and a Holder that has converted its Securities on or after such Ex Date and on or prior to the related record date would be treated as the record holder of the Common Stock as of the related Conversion Date as described under Section 10.03(b) based on an adjusted Conversion Rate for such Ex Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 10.07, the Conversion Rate adjustment relating to such Ex Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
(i)    For purposes of this Section 10.07, “effective date” means the first date on which the Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.
(j)    For purposes of this Section 10.07, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. The Company shall not pay any dividend or distribution on shares of Capital Stock of the Company held in the treasury of the Company to the extent such dividend or distribution would be made in an amount based on the amount of a dividend or distribution paid on the Common Stock.
Section 10.08.    No Adjustment. The Conversion Rate shall not be adjusted for any transaction or event other than for any transaction or event described in this Article 10. Without limiting the foregoing, the Conversion Rate shall not be adjusted:
(i)    upon the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries (or the issuance of any shares of Common Stock pursuant to any such options or other rights);
(iii)    upon the issuance of any Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Securities were first issued;
(iv)    for accrued and unpaid interest, if any;
(v)    repurchases of Common Stock that are not tender offers or exchange offers pursuant to Section 10.07(e), including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives;
(vi)    solely for a change in the par value of the Common Stock;
(vii)    for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or the right to purchase Common Stock or such convertible or exchangeable securities, except as described in Section 10.07; or
(viii)    except as otherwise provided in Section 10.07(a), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Rate.
No adjustment in the Conversion Rate less than one percent (1%) of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate) shall be made pursuant to Section 10.07(a) through Section 10.07(e); provided, however, that (i) the Company shall carry forward any adjustments that are not made as a result of the foregoing and make such carried forward adjustments with respect to the Conversion Rate when the cumulative effect of all adjustments not yet made will result in a change of one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate) and (ii) notwithstanding the foregoing, all such deferred adjustments that have not yet been made shall be made (including any adjustments that are less than one percent (1%) of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate)) (1) on the effective date of any Fundamental Change, (2) on the date the Company calls any Securities for Redemption and (3) on any Conversion Date (including, for the avoidance of doubt, in connection with any Company Conversion).
No adjustment to the Conversion Rate need be made pursuant to Section 10.07 for a transaction (other than for share splits or share combinations pursuant to Section 10.07(a)) if the Company makes provision for each Holder to participate in the transaction, at the same time and upon the same terms as holders of Common Stock participate in such transaction, without conversion, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex Date or effective date, as applicable, of the transaction (without giving effect to any adjustment pursuant to Section 10.07 on account of such transaction), multiplied by principal amount (expressed in thousands) of Securities held by such Holder.
Section 10.09.    Other Adjustments. Whenever any provision of this Indenture requires the computation of an average of the Last Reported Sale Prices or the Daily VWAPs over a period of multiple Trading Days, the Board of Directors, in its good faith determination, shall appropriately adjust such average to account for any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the effective date, Ex Date or expiration date of such event occurs at any time on or after the first Trading Day of such period and on or prior to the last Trading Day of such period.
Section 10.10.    Adjustments for Tax Purposes. Except as prohibited by law, the Company may (but is not obligated to) make such increases in the Conversion Rate, in addition to those required by Section 10.07 hereof, as it considers to be advisable to avoid or diminish any income tax to any holders of Common Stock (or rights to purchase Common Stock) resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or for any other reason.
Section 10.11.    Notice of Adjustment and Certain Events. (a) Whenever the Conversion Rate is adjusted, the Company shall promptly file with the Trustee and the Conversion Agent an Officers’ Certificate describing in reasonable detail the adjustment and the method of calculation used and the Company shall promptly send to the Holders in accordance with Section 14.01 a notice of the adjustment setting forth the adjusted Conversion Rate and the calculation thereof. The certificate and notice shall be conclusive evidence of the correctness of such adjustment. In the absence of an Officers’ Certificate being filed with the Trustee (and the Conversion Agent if not the Trustee), the Trustee and the Conversion Agent may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.
(b)    In case of any:
(i)    action by the Company or one of its Subsidiaries that would require an adjustment to the Conversion Rate in accordance with Section 10.07 or Section 10.14;
(ii)    Merger Event; or
(iii)    voluntary or involuntary dissolution, liquidation or winding-up of the Company;
then the Company shall at least ten days prior to the anticipated effective date of such transaction or event cause written notice thereof to be sent to the Trustee, the Conversion Agent and the Holders in accordance with Section 14.01. Such notice shall also specify, as applicable, the date or expected date on which the holders of Common Stock shall be entitled to a distribution and the date or expected date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, as the case may be. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.
Section 10.12.    Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege. If on or after the date of this Indenture the Company:
(a)    reclassifies the Common Stock (other than a change as a result of a subdivision or combination of Common Stock to which Section 10.07(a) applies);
(b)    is party to a consolidation, merger or binding share exchange; or
(c)    sells, transfers, leases, conveys or otherwise disposes of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole,

in each case, pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property (any such event, a “Merger Event”), each $1,000 principal amount of converted Securities will, from and after the effective time of such Merger Event, be convertible into the same kind, type and proportions of consideration that a holder of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event would have received in such Merger Event (“Reference Property”) and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01(a) providing for such change in the right to convert the Securities; provided, however, that at and after the effective time of the Merger Event (A) any amount payable in cash for fractional shares of Common Stock upon conversion of the Securities in accordance with Section 10.04 shall continue to be payable in cash, (B) any Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Section 10.03 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (C) the Daily VWAP shall be calculated based on a unit of Reference Property.
If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration determined based in whole or in part upon any form of stockholder election, then (i) the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made. If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date, multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Company shall satisfy its Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date.
The supplemental indenture referred to in the first sentence of this Section 10.12 shall provide for adjustments to the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 10 and for the delivery of cash by the Company in lieu of fractional securities or property that would otherwise be deliverable to holders upon conversion as part of the Reference Property, with such amount of cash determined by the Board of Directors in a manner as nearly equivalent as may be practicable to that used by the Company to determine the Last Reported Sale Price of the Common Stock. The Company shall not become a party to any Merger Event unless its terms are consistent with the foregoing. If, in the case of any Merger Event, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 10. The provisions of this Section 10.12 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

None of the foregoing provisions shall affect the right of a Holder to convert its Securities into Common Stock (and cash in lieu of any fractional share) as set forth in Section 10.01 and Section 10.03 prior to the effective date of such Merger Event.
In the event the Company shall execute a supplemental indenture in accordance with this Section 10.12, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of Reference Property receivable by Holders of the Securities upon the conversion of their Securities after any such Merger Event and any adjustment to be made with respect thereto.
Section 10.13.    Trustee’s Disclaimer. The Trustee in any of its capacities hereunder and any other Conversion Agent shall have no duty or responsibility to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require that any adjustment (including any increase) under this Article 10 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.11 hereof. Neither the Trustee nor any other Conversion Agent makes any representation as to the validity or value (or the kind or amount) of any securities or assets issued upon conversion of Securities, and neither the Trustee nor any other Conversion Agent shall be responsible for the failure by the Company to comply with any provisions of this Article 10 or to monitor any Person’s compliance with this Article 10.
The Trustee in any of its capacities hereunder or any Conversion Agent shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.12 hereof.
Neither the Trustee in any of its capacities hereunder nor any other agent acting under this Indenture (other than the Company, if acting in such capacity) shall have any obligation to make any calculation (including with respect to the Conversion Rate) or to determine whether the Securities may be surrendered for conversion pursuant to this Indenture, or to notify the Company or the Depository or any of the Holders if the Securities have become convertible pursuant to the terms of this Indenture. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.
Section 10.14.    Rights Distributions Pursuant to Shareholders’ Rights Plans. To the extent that on or after the date of this Indenture the Company adopts a rights plan (i.e., a poison pill) and such plan is in effect upon conversion of any Security or a portion thereof, the Company shall make provision such that each Holder thereof shall receive, in addition to, and concurrently with the delivery of, the Common Stock due upon conversion, the rights described in such plan, unless the rights have separated from the Common Stock before the time of conversion, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, Distributed Property as described in Section 10.07(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
Section 10.15.    Restrictions on Conversions. Notwithstanding anything to contrary in this Indenture, the Company shall not effect the conversion of any portion of the Securities of a Holder, and no Holder shall have the right to convert any portion of the Securities, pursuant to the terms and conditions of this Indenture and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder, together with its Attribution Parties (collectively, the “Holder Parties”), would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder Parties shall include the number of shares of Common Stock held by the Holder Parties plus the number of shares of Common Stock issuable upon conversion of the Securities held by the Holder Parties with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining Securities beneficially owned by the Holder Parties for which the Holder does not request conversion and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder Parties subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 10.15. For purposes of this Section 10.15, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of the Securities for which the Holder requests conversion without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 10.15, to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Securities for which the Holder requests conversion, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of the Securities for which the Holder requests conversion results in the Holder Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio (and the Securities from which such shares were converted (the “Reinstated Securities”) shall continue to exist as if such Securities were never converted), and the Holder shall not have the power to vote or to transfer the Excess Shares. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Indenture in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert Securities (or, with respect to Reinstated Securities, a determination that such Reinstated Securities were not converted) pursuant to this Section 10.15 shall have any effect on the applicability of the provisions of this Section 10.15 with respect to any subsequent determination of convertibility. The provisions of this Section 10.15 shall be construed in a manner to give full intent to this Section 10.15 and may be modified to the extent necessary to correct this Section 10.15 (or any portion of this Section 10.15) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 10.15 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of Securities.
Section 10.16.    Limit of Issuance of Shares of Common Stock upon Conversion. Notwithstanding anything to the contrary in this Indenture, to the extent that the listing standards of The New York Stock Exchange require shareholder approval to issue upon conversion of the Securities more than 19.9995% of the number of shares of Common Stock outstanding as of May 13, 2022, then unless and until the Company obtains such shareholder approval, the number of shares of Common Stock, if any, deliverable upon conversion of the Securities shall not exceed the Conversion Share Cap, and any Securities that cannot be converted as a result of the Conversion Share Cap shall continue to remain outstanding.
ARTICLE 11
CONCERNING THE HOLDERS
Section 11.01.    Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 12 or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Securities, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.
Section 11.02.    Proof of Execution by Holders. Subject to the provisions of Section 12.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the security register of the Registrar or by a certificate of the Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 12.06.
Section 11.03.    Persons Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem the Person in whose name a Security shall be registered upon the security register of the Registrar to be, and may treat it as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.12 and Section 4.01) accrued and unpaid interest on such Security, or the Fundamental Change Repurchase Price or Redemption Price, if applicable, for conversion of such Security and for all other purposes; and neither the Company nor the Trustee nor any authenticating agent nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security. Notwithstanding anything to the contrary in this Indenture or the Securities following an Event of Default, any holder of a beneficial interest in a Global Security may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depository or any other Person, such holder’s right to exchange such beneficial interest for a Physical Security in accordance with the provisions of this Indenture.
ARTICLE 12
HOLDERS’ MEETINGS
Section 12.01.    Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 12 for any of the following purposes:
(a)    to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;
(b)    to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;
(c)    to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or
(d)    to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.
Section 12.02.    Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 12.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 11.01, shall be sent to Holders of such Securities at their addresses as they shall appear on the security register of the Registrar. Such notice shall also be sent to the Company or electronically in accordance with the Applicable Procedures of the Depository. Such notices shall be sent not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.
Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
Section 12.03.    Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least ten percent (10%) in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have sent the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 12.01, by sending notice thereof as provided in Section 12.02.
Section 12.04.    Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Securities on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Securities on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
Section 12.05.    Regulations. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 12.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Securities represented at the meeting and entitled to vote at the meeting.
Subject to the provisions of Section 2.09, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by such Holder or proxyholder, as the case may be; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 12.02 or Section 12.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of outstanding Securities represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
Section 12.06.    Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 12.02. The record shall show the principal amount of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
Any record so signed and verified shall be conclusive evidence of the matters therein stated.
Section 12.07.    No Delay of Rights by Meeting. Nothing contained in this Article 12 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of

Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities. Nothing contained in this Article 12 shall be deemed or construed to limit any Holder’s actions pursuant to the Applicable Procedures so long as the Securities are Global Securities.

ARTICLE 13
REDEMPTION
Section 13.01.    Optional Redemption; Election to Redeem; Notice to Trustee. The Company may, at its option (an “Optional Redemption”), redeem for cash all or part (but in no case less than $10,000,000 principal amount (or such lesser amount to the extent the Redemption Notice relates to all of the outstanding Securities)) of the outstanding Securities at the Redemption Price. Any redemption pursuant to this Section 13.01 shall be made pursuant to the provisions of this Article 13. The election of the Company to redeem any Securities pursuant to this Article 13 shall be evidenced by a Board Resolution.
Section 13.02.    Notice of Optional Redemption; Selection of Securities to Be Redeemed.
(a)    In case the Company exercises its Optional Redemption right to redeem all or part of the Securities pursuant to Section 13.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than five Scheduled Trading Days prior to the date on which the Company provides the Redemption Notice (a “Redemption Notice Date”) (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 45 nor more than 60 Scheduled Trading Days prior to the Redemption Date to each Holder of Securities so to be redeemed as a whole or in part; provided, however, that in order for the Trustee to deliver such notice, the Company has delivered to the Trustee, an Officers’ Certificate requesting that the Trustee give such notice and/or select the requisite Securities for redemption, and setting forth (i) the clause of the Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Securities to be redeemed; and (iv) the Redemption Price; and provided, further, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee, the Conversion Agent and the Paying Agent; and provided, further, that the Company shall not deliver any Redemption Notice to any Holder at any time when there exists any Default or Event of Default. The Redemption Date must be a Business Day.
(b)    The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.
(c)    Each Redemption Notice shall specify:
(i)    the Redemption Date;
(ii)    the amounts in cash that a Holder would receive pursuant to clause (i) and clause (ii) of the definition of Redemption Price and the Redemption Amount;

(iii)    that on the Redemption Date, the Redemption Price will become due and payable upon each Security to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;
(iv)     the place or places where such Securities are to be surrendered for payment of the Redemption Price;
(v)    that Holders may surrender their Securities for conversion at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding the Redemption Date (unless the Company fails to pay the Redemption Price, in which case a Holder of Securities subject to such Optional Redemption may convert such Securities until the Close of Business on the Scheduled Trading Day immediately preceding the date on which the Redemption Price has been paid or duly provided for);
(vi)    the procedures a converting Holder must follow to convert its Securities;
(vii)    the Conversion Rate;
(viii)    the CUSIP, ISIN or other similar numbers, if any, assigned to such Securities; and
(ix)    in case any Security is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Security, a new Security in principal amount equal to the unredeemed portion thereof shall be issued, which principal amount must be $1,000 or a multiple thereof.
A Redemption Notice shall be irrevocable.
(d)    If fewer than all of the outstanding Securities are to be redeemed, the Securities to be redeemed will be selected according to the Applicable Procedures, in the case of Global Securities, or, in the case of Securities represented by Physical Securities, on a pro rata or by lot basis or by another method the Trustee deems to be appropriate and fair. If any Security selected for partial redemption is submitted for conversion in part after such selection, the portion of the Security submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption. The selection of any Security or portion thereof for redemption, the sending of any Redemption Notice, and the deposit of the Redemption Price with the Trustee or a Paying Agent, shall not in any way limit the conversion privilege of any Holder or the Company’s Conversion Obligation with respect to any Security for which the Conversion Date occurs before the Redemption Date.
Section 13.03.    Payment of Securities Called for Redemption. (a) If any Redemption Notice has been given in respect of the Section in accordance with Section 13.02, the Securities shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Securities at the place or places stated in the Redemption Notice, the Securities shall be paid and redeemed by the Company at the applicable Redemption Price. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
(b)    Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to pay the Redemption Price of all of the Securities to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Securities to be redeemed shall be made on the Redemption Date for such Securities. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.
Section 13.04.    Restrictions on Redemption. The Company may not redeem any Securities on any date if the principal amount of the Securities has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Securities).
Section 13.05.    Conversion. None of the foregoing provisions shall affect the right of a holder of Securities to convert its Securities as set forth in Section 10.01 and Section 10.03 prior to the Redemption Date.
Section 13.06.    Redemption Prohibited in Certain Circumstances. The Company will not effect an Optional Redemption, or otherwise send a Redemption Notice, with respect to any Securities pursuant to this Section 13 unless the Redemption Convertibility Conditions are satisfied (or in the case of sending a Redemption Notice, are expected to be satisfied) between the date a Redemption Notice is sent and the proposed date of Optional Redemption. Notwithstanding anything to the contrary in this Section 13, the Company’s election to effect an Optional Redemption, and any related Redemption Notice, will not apply to any Securities as to which a Conversion Notice has been duly delivered, and not withdrawn.
ARTICLE 14
MISCELLANEOUS
Section 14.01.    Notices. Any notice or communication by the Company or the Trustee to the other shall be deemed to be duly given if made in writing and delivered:
(a)    by hand (in which case such notice shall be effective upon delivery);
(b)    by facsimile or other electronic transmission (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or
(c)    by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service), in each case to the recipient party’s address set forth in this Section 14.01; provided, however, that notices to the Trustee shall only be effective upon the Trustee’s actual receipt thereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication sent to a Holder shall be sent to the Holder at its address shown on the register kept by the Registrar. Any notice or communication to be delivered to a Holder of a Global Security shall be transmitted to the Depository in accordance with its Applicable Procedures. Failure to send or transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication to a Holder is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company sends or transmits a notice or communication to Holders, it shall send a copy to the Trustee and each Securities Agent at the same time. If the Trustee or the Securities Agent is required, pursuant to the express terms of the Securities or Article 10 of this Indenture, to send a notice or communication to Holders, the Trustee or the Securities Agent, as the case may be, shall also send a copy of such notice or communication to the Company.
All notices or communications shall be in writing.
The Company’s address is:
AZZ Inc.
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
Attention: Tara Mackey
Email: TaraMackey@AZZ.com
With a copy to:

Baker McKenzie LLP
1900 N. Pearl Street, Suite 1500
Dallas, Texas 75201
Attention:     Amar Budarapu
        Jeremy Moore
Email:        Amar.Budarapu@bakermckenzie.com
        Jeremy.Moore@bakermckenzie.com
The Trustee’s address is:
UMB Bank, N.A., as Trustee
5555 San Felipe, Suite 870
Houston, Texas  77056
Attention: Corporate Trust Services
Facsimile: 214-389-5949
The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”), given pursuant to this Indenture and delivered using the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (collectively, “Electronic Means”); provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses (except to the extent attributable to the Trustee’s gross negligence, willful misconduct or bad faith, as determined by a final non-appealable order of a court of competent jurisdiction) arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.
Section 14.02.    Communication by Holders with Other Holders. To the extent the TIA is then applicable: (A) The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c) and (B) Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities.
Section 14.03.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(a)    an Officers’ Certificate stating that, in the opinion of the signatories to such Officers’ Certificate, all covenants and conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)    an Opinion of Counsel stating that, in the opinion of such counsel, all such covenants and conditions precedent have been complied with.
Each signatory to an Officers’ Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers’ Certificate or certificates of public officials or other representations or documents as to factual matters.
Section 14.04.    Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 14.05.    Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.
Section 14.06.    Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on that payment for the intervening period.
Section 14.07.    Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile or portable document format shall be effective as delivery of a manually executed counterpart thereof.
Section 14.08.    Facsimile and PDF Delivery of Signature Pages. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature), in English, and signatures of the parties hereto transmitted by PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Indenture as to the other parties hereto and will be deemed to be their original signatures for all purposes; provided, notwithstanding anything to the contrary set forth herein, the Trustee is under no obligation to agree to accept electronic signatures in any form or format unless express agreed to by the Trustee pursuant to procedures approved by the Trustee. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 14.09.    Governing Law. THIS INDENTURE AND THE SECURITIES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Each of the parties hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating solely to this Indenture or the transactions contemplated hereby, to the general jurisdiction of the Supreme Court of the State of New York, County of New York or the United States Federal District Court sitting for the Southern District of New York (and appellate courts thereof);
(b)    consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail),

postage prepaid, to the party, as the case may be, at its address set forth in Section 14.01 or at such other address of which the other party shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (a) are not available despite the intentions of the parties hereto;
(e)    agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;
(f)    agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Indenture, to the extent permitted by law; and
(g)    irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Indenture or the Securities.
Section 14.10.    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 14.11.    Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors.
Section 14.12.    Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.
Section 14.13.    Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
Section 14.14.    Calculations in Respect of the Securities. The Company and its agents shall make all calculations under this Indenture and the Securities. None of the Trustee or the Conversion Agent shall be responsible for making any of these calculations, which include, but are not limited to, determinations of the Last Reported Sale Price of the Common Stock, the number of shares deliverable upon conversion, adjustments to the Conversion Price and the Conversion Rate, the Daily VWAPs, the Conversion Rate of the Securities, the Fundamental Change Repurchase Price, the Redemption Price, the amount of conversion consideration deliverables in respect of any conversion and the amounts of interest payable on the Securities. The Company and its agents shall make all of these calculations in good faith, and, absent manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee (and the Conversion Agent if not the Trustee) as required hereunder, and, the Trustee shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification. The Company or the Trustee will forward the Company’s calculations to any Holder upon the request of that Holder.

Section 14.15.    No Personal Liability of Directors, Officers, Employees or Shareholders. None of the Company’s past, present or future directors, officers, employees or stockholders, as such, shall have any liability for any of the Company’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Securities.
Section 14.16.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, epidemics, pandemics, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 14.17.    Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
Section 14.18.    No Security Interest Created. Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
Section 14.19.    Benefits of Indenture. Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Securities Agent and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 14.20.    Withholding. Notwithstanding anything herein to the contrary, the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent, as applicable, shall have the right to deduct and withhold from any payment or distribution made with respect to this Indenture and any Security (or the issuance of shares of Common Stock upon conversion of the Security) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable tax law (inclusive of rules, regulations and interpretations promulgated by competent authorities) without liability therefor. To the extent that any amounts are so deducted or withheld and remitted to the appropriate taxing authority, such deducted or withheld amounts shall be treated for all purposes under this Security as having been paid to the Holder. In the event the Company, the Trustee, the Registrar, the Paying Agent or the Conversion Agent previously remitted any amounts to a governmental entity on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) under this Indenture or with respect to any Security, the Company, the Registrar, the Paying Agent or the Conversion Agent, as applicable, shall be entitled to offset any such amounts against any amounts otherwise payable in respect of this Indenture or any Security (or the issuance of shares of Common Stock upon conversion). The Company shall use commercially reasonable efforts to promptly provide the Holder with prior written notice of any amounts that the Company (or the Trustee, the Registrar, the Paying Agent or the Conversion Agent, as applicable) intends to deduct or withhold from any payment or distribution (or deemed distributions) under this Indenture or with respect to any Security reasonably in advance of the payment or distribution (or deemed distributions) thereof. The

Company shall cooperate in good faith with any Holder to minimize or eliminate any withholding or deduction described in this Section 14.20, including by giving the Holder an opportunity to provide additional information or to apply for an exemption from, or a reduced rate of, withholding.
Section 14.21.    U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
ARTICLE 15
SUBORDINATION OF SECURITIES
Section 15.01.    Agreement to Subordinate. The Company covenants and agrees, and each Holder of Securities issued hereunder by his acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof accepts and agrees that the principal of and interest on all Securities issued hereunder shall, to the extent and in the manner herein set forth, be subordinated and subject in right of payment to the prior payment in full in cash or cash equivalents of all Designated Senior Indebtedness.
Section 15.02.    Payments to Holders. No payments on account of principal of or interest on the Securities shall be made (except in the form of Permitted Junior Securities) if at the time of such payment or immediately after giving effect thereto there shall exist a default in any payment with respect to any Designated Senior Indebtedness, and such default shall not have been cured or waived or shall not have ceased to exist; provided, however, the Company may make payments on account of principal of or interest on the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the holders of such Designated Senior Indebtedness or their designated representative with respect to which a default in any payment has occurred. In addition, during the continuance of any default (other than a payment default) with respect to Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, from and after the date of receipt by the Trustee of written notice from the holders of such Designated Senior Indebtedness or from an agent of such holders, stating that such default has occurred and is continuing, no payments (except in the form of Permitted Junior Securities) on account of principal or interest in respect of the Securities may be made by the Company for a period (“Payment Blockage Period”) commencing on the date of delivery of such notice and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the holders of such Designated Senior Indebtedness or from an agent of such holders, such default has been cured or waived or has ceased to exist, or because such Designated Senior Indebtedness has been discharged or repaid in full in cash). Only one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. In no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. No Event of Default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be or be made the basis for the commencement of any subsequent Payment Blockage Period by the holders of such Designated

Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such Event of Default shall have been cured or waived for a period of not less than 90 consecutive days.
Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshalling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, all amounts due or to become due upon all Designated Senior Indebtedness shall first be paid in full, in cash or cash equivalents, or payment thereof provided for in accordance with its terms, before any payment is made on account of the principal of, or interest on the indebtedness evidenced by the Securities, and upon any such liquidation, dissolution, winding up, receivership, reorganization, assignment, marshalling or proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of Designated Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Designated Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Designated Senior Indebtedness in full (including, without limitation, all post-petition interest, in any such proceedings whether or not allowed or allowable in such proceedings), after giving effect to any concurrent payment or distribution to or for the holders of Designated Senior Indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the Securities or to the Trustee under this Indenture, except that the Holders may receive Permitted Junior Securities.
In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee under this Indenture or the Holders of the Securities before all Designated Senior Indebtedness is paid in full in cash or cash equivalents or provision is made for such payment in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Designated Senior Indebtedness remaining unpaid until all such Designated Senior Indebtedness shall have been paid in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Designated Senior Indebtedness.
The subordination and payment blockage provisions described above will not prevent a Default from occurring under this Indenture upon the failure of the Company to pay interest, principal or Conversion Obligation with respect to the Securities when due by their terms. If payment of the Securities is accelerated because of an Event of Default, the Company will, or will cause the Trustee to, promptly notify the holders of Designated Senior Indebtedness or the representative of such Designated Senior Indebtedness of the acceleration. If any Designated Senior Indebtedness is outstanding, the Company may not pay the Securities until five (5) Business Days after the holders of all such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Indenture otherwise permits payment at that time as certified by the Company to the Trustee in an Officers’ certificate to which the Trustee may conclusively rely on, without liability. So long as there shall remain outstanding any Designated Senior Indebtedness under the Bank Credit Agreement, a Blockage

Notice may be given only by the administrative agent thereunder unless otherwise agreed to in writing by the requisite lenders named therein.
The terms of the subordination provisions described above will not apply to payments from money held in trust by the Trustee for the payment of principal, interest and Conversion Obligation on the Securities pursuant to the provisions described under Article 8 of this Indenture if the foregoing subordination provisions were not violated at the time the applicable amounts were deposited in trust pursuant to such provisions as certified by the Company to the Trustee in an Officers’ certificate to which the Trustee may conclusively rely on, without liability.
For purposes of this Article, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of arrangement, reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this Article with respect to the Securities) to the payment of all Designated Senior Indebtedness which may at the time be outstanding; provided, that (i) the Designated Senior Indebtedness is assumed by the new corporation, if any, resulting from any such arrangement, reorganization or readjustment, and (ii) the rights of the holders of the Designated Senior Indebtedness are not, without the consent of such holders, altered by such arrangement, reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance or transfer of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, sale, conveyance or transfer, comply with the conditions stated in Article 5. Nothing in this Section shall apply to claims of, or payments to, the Trustee under or pursuant to Article 7. This Section shall be subject to the further provisions of Section 15.05.
Section 15.03.    Subrogation of Securities. Subject to the payment in full in cash or cash equivalents of all Designated Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Designated Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Designated Senior Indebtedness until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Designated Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Designated Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Designated Senior Indebtedness and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Designated Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders pursuant to the subrogation provision of this Article, which would otherwise have been paid to the holders of Designated Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders of the Securities, on the one hand, and the Holders of the Designated Senior Indebtedness, on the other hand.
Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such liquidation, dissolution, winding up, receivership, reorganization, assignment or marshalling proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Designated Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. In the absence of any such liquidating trustee, agent or other person, the Trustee will be entitled to conclusively rely upon a written notice by a Person representing itself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of Senior Indebtedness (or is such a trustee or representative). If the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness, to participate in any payment or distribution in accordance with this Article 15, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Article 15, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Indebtedness will be read into this Indenture against the Trustee. The Trustee, however, will not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by reason of the execution of this Indenture, or any other supplemental indenture entered into in accordance with Article 9 of this Indenture, and will not be liable to any such holders if it will in good faith mistakenly pay over or distribute to or on behalf of the Holders or the Company moneys or assets to which any holders of Senior Indebtedness will be entitled by virtue of this Article 15 or otherwise.
Section 15.04.    Authorization by Holders. Each Holder of a Security by his acceptance thereof authorizes the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.
Section 15.05.    No Impairment of Subordination. No right of any present or future holder of any Designated Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.
Section 15.06.    Designated Senior Indebtedness Entitled to Rely. The holders of Designated Senior Indebtedness shall have the right to rely upon this Article 15, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.
Section 15.07    Notice to Trustee. The Company will give prompt written notice to the Trustee of any fact known to the Company that would prohibit the Company from making any payment to or by the Trustee in respect of the Securities in accordance with the provisions of this Article 15. The Trustee will not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee or any Paying Agent unless and until a Responsible Officer of the Trustee has received a written notice specifying such default, event of default or other facts signed by an Authorized Officer, or by a holder of Senior Indebtedness or a trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee will, subject to Article 7 of this Indenture, be entitled to assume that no such facts exist; provided that, if the Trustee will not have received the notice provided for in this Section 15.07 at least two Business Days prior to the date upon which, by the terms of the Indenture, any monies will become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, notwithstanding anything herein to the contrary, the Trustee will have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and will not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Securities prior to such application. The foregoing will not apply if the Paying Agent is the Company. The Trustee will be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or agent of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or agent on behalf of any such holder. In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution in accordance with this Article 15, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 15 and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending such evidence being furnished to the Trustee or a judicial determination that such Person has the right to receive such payment.
[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

AZZ INC.
By:	/s/ Philip Schlom
Name: Philip Schlom
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Indenture]

UMB BANK, N.A., as Trustee, Registrar, Paying Agent and Conversion Agent
By:	/s/ Shazia Flores
Name: Shazia Flores
Title: Vice President

[Signature Page to Indenture]

Schedule A

Months from Issue Date[1]	Return Factor If the Company’s ratio of Net Debt to Consolidated EBITDA on the second anniversary of the Issue Date is:
	less than or equal to 3.5-to-1 or >$200 million of dispositions	greater than 3.5-to-1 and <$200 million of dispositions
1-12	140%	140%
13-24	140%	140%
25-36	155%	170%
37-48	170%	185%
49-60	185%	200%
61-72	205%	220%
73-84	225%	240%
85-96	245%	260%

1 Note: For the avoidance of doubt, the Issue Date is in the first month from the Issue Date.

EXHIBIT A
[FORM OF FACE OF SECURITY]
[INSERT SECURITY PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND, AS REQUIRED]
[THIS SECURITY IS AN INVESTOR SECURITY WITHIN THE MEANING OF THE INDENTURE]2
[INSERT ORIGINAL ISSUE DISCOUNT LEGEND, AS REQUIRED]
AZZ INC.
Certificate No. _______
6.00% Convertible Subordinated Notes Due 2030 (the “Securities”)
[CUSIP No. [___]
ISIN No. [___]]3
AZZ Inc., a Texas corporation (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [_______]4 [Cede & Co.]5, or its registered assigns, the principal sum [of [___________] dollars ($[___________])]6 [as set forth in the “Schedule of Increases and Decreases in the Global Security” attached hereto, which amount, taken together with the principal amounts of all other outstanding Securities, shall not, unless permitted by the Indenture, exceed TWO HUNDRED FORTY MILLION dollars ($240,000,000) in aggregate at any time, in accordance with the rules and procedures of the Depository]7, on June 30, 2030 (the “Maturity Date”), and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.
Interest Payment Dates: June 30 and December 31.
Record Dates: June 15 and December 15.
The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

2 This is included for Investor Securities.
3 This is included for Global Securities.
Investor Securities that are Restricted Global Securities shall bear CUSIP 002474 AA2 and ISIN US002474AA27.
Investor Securities that are Unrestricted Global Securities shall bear CUSIP 002474 AB0 and ISIN US002474AB00.
Restricted Global Securities other than Investor Securities shall bear CUSIP 002474 AA2 and ISIN US002474AA27.
Unrestricted Global Securities other than Investor Securities shall bear CUSIP 002474 AB0 and ISIN US002474AB00.
4 This is included for Physical Securities.
5 This is included for Global Securities.
6 This is included for Physical Securities.
7 This is included for Global Securities.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly signed.

AZZ INC.
By:
Name:
Title:

Dated: ________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred to
in the within-mentioned Indenture.

UMB BANK, N.A., as Trustee
By:
Authorized Signatory

Dated: ________________

[Authentication Page]

[FORM OF REVERSE OF SECURITY]
AZZ INC.
6.00% Convertible Subordinated Notes Due 2030
1.    Interest. AZZ Inc., a Texas corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on June 30 and December 31 of each year, beginning on June 30, 2022 and, if applicable, any accrued and unpaid interest from January 1, 2030 to the Maturity Date should be paid on the Maturity Date. Upon consummation of the Exchange of the Securities for Series A Preferred Stock on the Exchange Date, any accrued and unpaid interest on the Securities from the Issue Date to the Exchange Date shall be paid to Holders on the Exchange Date. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, May 13, 2022) in each case to, but excluding, the next Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities. In certain circumstances, Special Interest will be payable in accordance with Section 6.01 of the Indenture (as defined below) and any reference to “interest” shall be deemed to include any such Special Interest.
2.    Maturity. The Securities will mature on the Maturity Date.
3.    Method of Payment. Except as provided in the Indenture, the Company will pay interest on the Securities to the Persons who are Holders of record of Securities at the Close of Business on the Record Date set forth on the face of this Security immediately preceding the applicable Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect the principal amount plus, if applicable, accrued and unpaid interest, if any, or the Fundamental Change Repurchase Price or the Redemption Price, payable as herein provided on the Maturity Date, or on any Fundamental Change Repurchase Date or Redemption Date, as applicable.
4.    Paying Agent, Registrar, Conversion Agent. Initially, UMB Bank, N.A., as trustee (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without prior notice.
5.    Indenture. The Company issued the Securities under an Indenture dated as of May 13, 2022 (the “Indenture”) between the Company and the Trustee. The Securities are subject to all terms set forth in the Indenture, and Holders are referred to the Indenture for a statement of such terms. The Securities are unsecured senior obligations of the Company limited to $240,000,000 aggregate principal amount, except as otherwise provided in the Indenture (and except for Securities issued in substitution for destroyed, lost or wrongfully taken Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture. In the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.
6.    Redemption. The Securities shall be redeemable at the Company’s option in accordance with the terms and subject to the conditions specified in the Indenture at a price payable in cash equal to the Redemption Price. No sinking fund is provided for the Securities.
7.    Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such

Holder’s Securities, including any portion thereof which is an Authorized Denomination, on the Fundamental Change Repurchase Date at a price payable in cash equal to the Fundamental Change Repurchase Price.
8.    Conversion. The Securities shall be convertible into Common Stock as specified in the Indenture. To convert a Security, a Holder must satisfy the requirements of Section 10.03(a) of the Indenture. A Holder may convert a portion of a Security if the portion is an Authorized Denomination.
Upon conversion of a Security, the Holder thereof shall be entitled to receive the Common Stock and, if applicable, cash in lieu of any fractional shares of Common Stock payable upon conversion in accordance with Article 10 of the Indenture.
9.    Subordination. To the extent provided in the Indenture, the Securities are subordinated to Designated Senior Indebtedness, as defined in the Indenture, of the Company. To the extent provided in the Indenture, Designated Senior Indebtedness must be paid in full before the Securities may be paid. The Company agrees, and each Security holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.
10.    Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in Authorized Denominations. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges as set forth in the Indenture. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Repurchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part.
11.    Persons Deemed Owners. The registered Holder of a Security will be treated as its owner for all purposes. Only registered Holders of Securities shall have the rights under the Indenture.
12.    Amendments, Supplements and Waivers. The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in certain other circumstances, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and in other circumstances with consent of the Holders of one hundred percent (100%) of the aggregate principal amount of the outstanding Securities, to amend or supplement the Indenture or the Securities.
13.    Defaults and Remedies. Subject to certain exceptions, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the principal of, and any accrued and unpaid interest on, all Securities to be due and payable immediately. If any of certain bankruptcy or insolvency-related Events of Default occurs and is continuing, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if certain conditions specified in the Indenture are satisfied.
14.    Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.
15.    Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.
16.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).
17.    Ranking. The Securities shall be senior unsecured obligations of the Company and will rank equal in right of payment to all senior unsecured indebtedness of the Company, and will rank senior in right of payment to any indebtedness that is contractually subordinated to the Securities.
THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

AZZ Inc.
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
Attention: Tara Mackey
Email: TaraMackey@AZZ.com

ATTACHMENT 1
FORM OF ASSIGNMENT

I or we assign to
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint
Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.
Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar, or be notarized.

Signature Guarantee or Notarization:

In connection with any transfer of this Security occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:
[Check One]
(1)    ____    to AZZ Inc. or any Subsidiary thereof; or
(2)    ____    pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the “Securities Act”);
(3)    ____    to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A;
(4)    ____    pursuant to an exemption from registration provided by Rule 144 under the Securities Act; or
(5)    ____    pursuant to any other available exemption from the registration requirements of the Securities Act.
Unless one of the items (1) through (5) is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (4) or (5) is checked, the Company, the transfer agent or the Registrar may require, prior to registering any such transfer of the Securities, in their sole discretion, such written certifications and, in the case of item (5), such other evidence or legal opinions required by the Indenture to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.
If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.
Dated:         Signed:
(Sign exactly as name appears on the other side of this Security)
Signature Guarantee or Notarization:

ATTACHMENT 2
FORM OF CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box:

To convert only part of this Security, state the principal amount to be converted (must be an Authorized Denomination):
$__________________
If you want the stock certificate representing the Common Stock issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

[ ] CHECK IF APPLICABLE:     The person in whose name the Common Stock will be issued is not (and has not been for the three months preceding the applicable Conversion Date) an “affiliate” (as defined in Rule 144 under the Securities Act of 1933, as amended) of the Company, and the Common Stock will upon issuance be freely tradable by such person.
Date:______________    Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)
Signature(s) guaranteed / notarized
by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee, or be notarized.)

ATTACHMENT 3
FORM OF REPURCHASE NOTICE
Certificate No. of Security: ___________
Principal Amount of this Security: $ ___________
If you want to elect to have this Security purchased by the Company pursuant to Section 3.01 of the Indenture, check the box:
If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.01 of the Indenture, state the principal amount to be so purchased by the Company:
$ __________________________________
(in an Authorized Denomination)

Date:__________________	Signature(s): (Sign exactly as your name(s) appear(s) on the other side of this Security)
Signature(s) guaranteed / notarized by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee, or be notarized.)

SCHEDULE A8
SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL SECURITY
AZZ INC.
6.00% Convertible Subordinated Notes Due 2030
The initial principal amount of this Global Security is _______ DOLLARS ($_________). The following increases or decreases in this Global Security have been made:

Date of Increases and Decreases	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

8 This is included in Global Securities.

EXHIBIT B-1A
FORM OF SECURITIES PRIVATE PLACEMENT LEGEND
Each Global Security and Physical Security that constitutes a Restricted Security shall bear the following “Security Private Placement Legend”:
THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
AGREES FOR THE BENEFIT OF AZZ INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE INDENTURE PURSUANT TO WHICH THIS SECURITY WAS ISSUED), EXCEPT:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)     TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER TO A SECURITY THAT DOES NOT BEAR A SECURITY PRIVATE PLACEMENT LEGEND IN ACCORDANCE WITH (D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED BY THE COMPANY IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
B-1A-1

EXHIBIT B-1B
FORM OF COMMON STOCK PRIVATE PLACEMENT LEGEND
Each share of Common Stock that constitutes a Restricted Security shall bear the following “Common Stock Private Placement Legend”:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
AGREES FOR THE BENEFIT OF AZZ INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE INDENTURE PURSUANT TO WHICH THIS SECURITY WAS ISSUED), EXCEPT:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)     TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER TO A SECURITY THAT DOES NOT BEAR A COMMON STOCK PRIVATE PLACEMENT LEGEND IN ACCORDANCE WITH (D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1B-1

EXHIBIT B-2
FORM OF LEGEND FOR GLOBAL SECURITY
Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.15 AND 2.16 OF THE INDENTURE.
B-2-1

EXHIBIT B-3
FORM OF ORIGINAL ISSUE DISCOUNT LEGEND
Any Security issued with “original issue discount” for United States federal income tax purposes shall bear a legend in substantially the following form:
THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO [AZZ INC.][THE COMPANY] AT THE FOLLOWING ADDRESS: [ONE MUSEUM PLACE, SUITE 500, 3100 WEST 7TH STREET, FORT WORTH, TEXAS 76107], ATTENTION: [TARA MACKEY].

B-3-1

EXHIBIT C
Form of Notice of Transfer Pursuant to Registration Statement
AZZ Inc.
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
Attention: Tara Mackey
Email: TaraMackey@AZZ.com
UMB Bank, N.A., as Trustee
5555 San Felipe, Suite 870
Houston, Texas  77056
Attention: Corporate Trust Services
Facsimile: 214-389-5949

Re:    AZZ Inc. (the “Company”) 6.00% Convertible Subordinated Notes Due 2030 (the “Securities”)
Ladies and Gentlemen:
Please be advised that _____________ has transferred [a beneficial interest in a Restricted Global Security (CUSIP: ___________)][the Physical Security held in the name of __________ (Certificate Number: ______)] in the principal amount of $___________ and ________ shares of the Company’s common stock, par value $1.00 per share, issuable on conversion of the Securities (“Common Stock”) pursuant to an effective Registration Statement on Form S-3 (File No. 333-________).
Very truly yours,
_________________________
(Name)

C-1

EXHIBIT D

FORM OF CERTIFICATE OF TRANSFER
UMB Bank, N.A., as Trustee
5555 San Felipe, Suite 870
Houston, Texas  77056
Attention: Corporate Trust Services
Facsimile: 214-389-5949
Re: 6.00% Convertible Subordinated Notes Due 2030
Reference is hereby made to the Indenture, dated as of May 13, 2022 (the “Indenture”), between AZZ Inc. (the “Company”) and UMB Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_______________ (the “Transferor”) owns and proposes to transfer [an interest in the Restricted Global Security (CUSIP: ___________)][the Physical Security held in the name of __________ (Certificate Number: ______)] in the principal amount of $___________ (the “Transfer”), to _______________ (the “Transferee”) [who will take an interest in the _______________ (CUSIP: ___________)]. In connection with the Transfer, the Transferor hereby certifies that:
[EITHER CHECK BOX 1 AND THE BOX IN THE APPLICABLE LETTERED PARAGRAPH UNDERNEATH, BOX 2, BOX 3 OR BOX 4]
1.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY (OTHER THAN AN INVESTOR SECURITY).
(a)    [ ] CHECK IF TRANSFER IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. Such Transfer is being effected pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act.
(b)    [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Security Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest will no longer be subject to the restrictions on transfer enumerated in the Security Private Placement Legend printed on the Restricted Global Security and in the Indenture.
(c)    [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Security Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest will not be subject to the restrictions on transfer enumerated in the Security Private Placement Legend printed on the Restricted Global Security and in the Indenture.
2.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY (OTHER THAN AN INVESTOR SECURITY). The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the beneficial interest is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. The Restricted Global Securities will continue to be subject to the restrictions on transfer enumerated in the Security Private Placement Legend printed on the Restricted Global Securities and in the Indenture and the Securities Act.
3.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY THAT IS AN INVESTOR SECURITY IN ACCORDANCE WITH THE SECURITIES PURCHASE AGREEMENT. The Transfer is being effected pursuant to and in accordance with Section 4.14 of the Securities Purchase Agreement to (i) a Purchaser’s (as defined in the Securities Purchase Agreement) Affiliate that executes and delivers to the Company a Joinder becoming a Purchaser party to the Securities Purchase Agreement and a duly completed and executed IRS Form W-9 (or a substantially equivalent form) or (ii) the Company or any of its Subsidiaries. Capitalized terms used in clauses (i) and (ii) of this paragraph 3 but not defined in the Indenture shall have the meanings ascribed to such terms in the Securities Purchase Agreement.
4.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY THAT IS AN INVESTOR SECURITY IN ACCORDANCE WITH THE SECURITIES PURCHASE AGREEMENT. The Transfer is being effected pursuant to and in accordance with Section 4.14 of the Securities Purchase Agreement to (i) a Purchaser’s Affiliate that (1) is an entity organized or incorporated under the laws of the United States, any State thereof or the District of Columbia and is a U.S. Person and (2) executes and delivers to the Company a Joinder becoming a Purchaser party to the Securities Purchase Agreement and a duly completed and executed IRS Form W-9 or (ii) the Company or any of its Subsidiaries. Capitalized terms used in clauses (i) and (ii) of this paragraph 4 but not defined in the Indenture shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
[Insert Name of Transferor]

By:_______________________________
Name:
Title:

Dated: _______________________

EXHIBIT E

FORM OF CERTIFICATE OF EXCHANGE
UMB Bank, N.A., as Trustee
5555 San Felipe, Suite 870
Houston, Texas  77056
Attention: Corporate Trust Services
Facsimile: 214-389-5949

Re: 6.00% Convertible Subordinated Notes Due 2030

Reference is hereby made to the Indenture, dated as of May 13, 2022 (the “Indenture”), between AZZ Inc. (the “Company”) and UMB Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________ (the “Owner”) owns and proposes to exchange [the Physical Security held in the name of _______ (Certificate Number:______)][an interest in the Restricted Global Security (CUSIP: ___________)] in the principal amount of $__________ for an interest in ___________ (CUSIP: _________) (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
[EITHER CHECK BOX 1, BOX 2 OR BOX 3]
1.    [ ] CHECK IF EXCHANGE IS FROM A PHYSICAL SECURITY OR A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY THAT IS AN INVESTOR SECURITY.
In connection with the Exchange of the Owner’s Physical Security or beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security that is an Investor Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Security Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    [ ] CHECK IF EXCHANGE IS FROM A PHYSICAL SECURITY OR A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY THAT IS NOT AN INVESTOR SECURITY.
In connection with the Exchange of the Owner’s Physical Security or beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security that is not an Investor Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and
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the Security Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
3.    [ ] CHECK IF OWNER WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY THAT IS NOT AN INVESTOR SECURITY. In connection with the Exchange of the Owner’s Physical Security or beneficial interest in a Restricted Global Security that is an Investor Security for a beneficial interest in another Restricted Global Security that is not an Investor Security in an equal principal amount, the Owner hereby certifies that such beneficial interest being acquired is for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Global Securities will continue to be subject to the restrictions on transfer enumerated in the Security Private Placement Legend printed on the Restricted Global Securities and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:_______________________________
Name:
Title:

Dated: _______________________

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